                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                                 PROXICOM, INC.

                                       and

                       SHAREHOLDERS OF CLARITY IBD LIMITED

                           DATED AS OF APRIL 11, 2000


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                                TABLE OF CONTENTS

                                                                                                                                Page
ARTICLE I THE EXCHANGE.............................................................................................................1
        SECTION 1.1.            Exchange of Shares.................................................................................1
        SECTION 1.2.            Indemnity Escrow Stock; Shareholders'
                                Representative.....................................................................................2
        SECTION 1.3.            Deferred Payment Stock.............................................................................3
        SECTION 1.4.            Exchange of Certificates...........................................................................5
        SECTION 1.5.            Transferability of Acquiror Common Stock...........................................................6
        SECTION 1.6.            Legend.............................................................................................6
        SECTION 1.7.            Company Preference Shares..........................................................................8
        SECTION 1.8.            Conversion of Company Stock Options................................................................8
        SECTION 1.9.            Closing............................................................................................9
       ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE
        SHAREHOLDERS..............................................................................................................10
        SECTION 2.1.            Organization and Qualification....................................................................10
        SECTION 2.2.            Subsidiaries......................................................................................11
        SECTION 2.3.            Organizational Documents..........................................................................11
        SECTION 2.4.            Capitalization....................................................................................11
        SECTION 2.5.            Authority.........................................................................................12
        SECTION 2.6.            No Conflict; Required Filings and Consents........................................................12

        SECTION 2.7.            The Company Financial Statements; No Liabilities..................................................13
        SECTION 2.8.            Accounts Receivable...............................................................................14
        SECTION 2.9.            Absence of Certain Changes or Events..............................................................14
        SECTION 2.10.           Assets............................................................................................15
        SECTION 2.14.           Intellectual Property.............................................................................21
        SECTION 2.11.           Leases............................................................................................15
        SECTION 2.12.           Contracts; Suppliers and Customers................................................................15
        SECTION 2.14.           Intellectual Property.............................................................................21
        SECTION 2.13.           Real Property.....................................................................................17
        SECTION 2.15.           Environmental Matters.............................................................................22
        SECTION 2.16.           Absence of Litigation.............................................................................23
        SECTION 2.17.           Books and Records; Data Protection................................................................24
        SECTION 2.18.           Taxes and Assessments.............................................................................24
        SECTION 2.19.           Employment Matters................................................................................24
        SECTION 2.20.           Pensions and Other Benefits.......................................................................26
        SECTION 2.21.           Transactions with Related Parties.................................................................26
        SECTION 2.22.           Insurance.........................................................................................27
        SECTION 2.23.           Compliance With Laws; Permits.....................................................................27
        SECTION 2.24.           Restrictions on Business Activities;
                                Competition.......................................................................................27
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
        SECTION 2.25.           Brokers...........................................................................................28
        SECTION 2.26.           Minute Books......................................................................................29
        SECTION 2.27.           HSR Act Compliance................................................................................29
        SECTION 2.28.           Grants and Subsidies..............................................................................29
        SECTION 2.29.           Insolvency, Winding Up, Etc.......................................................................29
        SECTION 2.30.           Auditors' Opinion.................................................................................30
        SECTION 2.31.           Disclosure........................................................................................30
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE
        SHAREHOLDERS..............................................................................................................31
        SECTION 3.1.            Authority and Capacity............................................................................31
        SECTION 3.2.            Absence of Violation..............................................................................31
        SECTION 3.3.            Restrictions and Consents.........................................................................31
        SECTION 3.4.            Title to Shares...................................................................................32
        SECTION 3.5.            Representations and Warranties under the
                                United States Securities Laws.....................................................................32
        SECTION 3.6.            Ability of Shareholder to Evaluate
                                Investment and Bear Economic Risk.................................................................34
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF
        ACQUIROR..................................................................................................................34
        SECTION 4.1.            Organization and Qualification....................................................................35
        SECTION 4.2.            Authority.........................................................................................35
        SECTION 4.3.            No Conflict; Required Filings and Consents........................................................35
        SECTION 4.4.            Absence of Litigation.............................................................................36
        SECTION 4.5.            SEC Filings; Financial Statements.................................................................36
        SECTION 4.6.            Brokers...........................................................................................37
        SECTION 4.7.            Disclosure........................................................................................37
ARTICLE V COVENANTS...............................................................................................................37
        SECTION 5.1.            Affirmative Covenants of the Shareholders
                                in Relation to the Company........................................................................37
        SECTION 5.2.            Negative Covenants of the Shareholders in
                                Relation to the Company...........................................................................38
        SECTION 5.3.            Negative Covenants of the Shareholders............................................................39
ARTICLE VI  ADDITIONAL AGREEMENTS.................................................................................................40
        SECTION 6.1.            Consents and Approvals; Filings and
                                Notices...........................................................................................40
        SECTION 6.2.            Access to Information; Financial Statements.......................................................40
        SECTION 6.3.            Confidentiality...................................................................................41
        SECTION 6.4.            Further Action; Commercially Reasonable
                                Efforts...........................................................................................41
        SECTION 6.5.            Public Announcements..............................................................................42
        SECTION 6.6.            No Solicitation...................................................................................42
        SECTION 6.7.            Employees.........................................................................................42
        SECTION 6.8.            Meeting of the Company's Board of
                                Directors.........................................................................................42

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
        SECTION 6.9.            Further Undertakings by the Shareholders..........................................................43
        SECTION 6.10.           Rule 144..........................................................................................44
        SECTION 6.11.           Updates to Disclosure Schedule....................................................................44
        SECTION 6.12.           Acquiror Notice of Breaches by Shareholders.......................................................45
        SECTION 6.13.           Real Property Lease...............................................................................45
ARTICLE VII  CLOSING CONDITIONS...................................................................................................46
        SECTION 7.1.            Conditions to Obligations of Acquiror.............................................................46
        SECTION 7.2.            Conditions to Obligations of the
                                Shareholders......................................................................................49
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER...................................................................................50
        SECTION 8.1.            Termination.......................................................................................50
        SECTION 8.2.            Effect of Termination.............................................................................51
        SECTION 8.3.            Waiver............................................................................................51
ARTICLE IX  SURVIVAL OF REPRESENTATIONS; ESCROW
                 ARRANGEMENTS; REMEDIES...........................................................................................51
        SECTION 9.1.            Survival of Representations.......................................................................51
        SECTION 9.2.            General Indemnification by the
                                Shareholders......................................................................................52
        SECTION 9.3.            Indemnification for Pension Matters...............................................................53
        SECTION 9.4.            Third Party Claims................................................................................54
        SECTION 9.5.            No Recourse Against the Company...................................................................56
        SECTION 9.6.            Specific Performance..............................................................................56
        SECTION 9.7.            Remedies Cumulative...............................................................................57
        SECTION 9.8.            Joint and/or Several Liability of the
                                Shareholders......................................................................................57
        SECTION 9.9.            Currency Exchange Rate............................................................................57

ARTICLE X  GENERAL PROVISIONS.....................................................................................................58
        SECTION 10.1.           Notices...........................................................................................58
        SECTION 10.2.           Certain Definitions...............................................................................60
        SECTION 10.3.           Headings..........................................................................................62
        SECTION 10.4.           Severability......................................................................................62
        SECTION 10.5.           Entire Agreement; Amendment.......................................................................63
        SECTION 10.6.           Assignment........................................................................................63
        SECTION 10.7.           Third Party Beneficiaries.........................................................................63
        SECTION 10.8.           Governing Law.....................................................................................63
        SECTION 10.9.           Counterparts......................................................................................64
        SECTION 10.10.          Fees and Expenses.................................................................................64
        SECTION 10.11.          Submission to Jurisdiction........................................................................64
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                                    EXHIBITS
                                    --------

Exhibit A - List of Shareholders
Exhibit B - Form of Indemnity Escrow Agreement
Exhibit C - Form of Deferred Payment Escrow Agreement
Exhibit D - Form of Tax Deed
Exhibit E - Form of Registration Rights Agreement

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                             Index of Defined Terms
                             ----------------------

                                                                                                         Section
                                                                                                         -------
A Shares...........................................................................................      2.4
Acquiror...........................................................................................      PREAMBLE
Acquiror Common Stock..............................................................................      RECITALS
Acquiror Indemnified Persons.......................................................................      9.2
Acquiror SEC Reports...............................................................................      4.5(a)
Acquiror Share Price...............................................................................      9.2
Act................................................................................................      10.2
Affiliate..........................................................................................      10.2
Agreement .........................................................................................      PREAMBLE
Assets.............................................................................................      10.2
Audited Financial Statements.......................................................................      2.7
B Shares...........................................................................................      2.4
Balance Sheet Date.................................................................................      2.7
Basket Amount......................................................................................      9.2
Business...........................................................................................      6.9(b)
business day.......................................................................................      10.2
Certificates.......................................................................................      1.4
City Road..........................................................................................      6.13
Closing............................................................................................      1.9
Closing Date.......................................................................................      1.9
Code...............................................................................................      10.2
Company............................................................................................      PREAMBLE
Company Balance Sheet..............................................................................      2.7
Company Intellectual Property......................................................................      2.14(a)
Company Option.....................................................................................      1.8(a)
Company Ordinary Shares............................................................................      2.4
Company Preference Shares..........................................................................      2.4
Company Stock Option Plan..........................................................................      1.8(a)
Consultants........................................................................................      2.19(b)
Contracts..........................................................................................      2.12(a)
control, controlled by and under common control with...............................................      10.2
Deferred Payment Escrow Agreement..................................................................      1.3(a)
Deferred Payment Stock.............................................................................      1.3(a)
DGFT...............................................................................................      2.24(b)
Employees..........................................................................................      2.19(a)
Employment Agreements..............................................................................      RECITALS
Encumbrances.......................................................................................      10.2
Environmental Laws.................................................................................      2.15(b)(i)
Escrow Agent.......................................................................................      1.2(a)

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
                                                                                                         Section
                                                                                                         -------

Exchange...........................................................................................      RECITALS
Exchange Act.......................................................................................      4.5(a)
Exchange Cash......................................................................................      1.1(a)
Exchange Stock.....................................................................................      1.1(a)
Expenses...........................................................................................      10.10
Financial Advisor..................................................................................      10.2
First Anniversary Deferred Payment Stock...........................................................      1.3(a)
Government Entity..................................................................................      10.2
Hazardous Materials................................................................................      2.15(b)(ii)
HSR Act............................................................................................      10.2
Indemnified Party..................................................................................      9.4(a)
Indemnifying Party.................................................................................      9.4(a)
Indemnity Cap......................................................................................      9.2
Indemnity Escrow Agreement.........................................................................      1.2(a)
Indemnity Escrow Stock.............................................................................      1.2(a)
Intellectual Property..............................................................................      10.2
Laws...............................................................................................      10.2
Losses.............................................................................................      10.2
Management Accounts................................................................................      2.7
Management Shareholders............................................................................      RECITALS
Material Adverse Effect............................................................................      10.2
Nasdaq.............................................................................................      1.8(b)
Option Exchange Ratio..............................................................................      1.8(a)
Organizational Documents...........................................................................      10.2
Percentage Interest................................................................................      9.8
Person.............................................................................................      10.2
Real Property......................................................................................      2.13(a)
Real Property Permit...............................................................................      10.2
Redemption.........................................................................................      1.7
Registration Rights Agreement......................................................................      7.2(e)
Regulation D Shareholder...........................................................................      1.5(b)
Regulation S Shareholder...........................................................................      1.5(a)
Related Agreements.................................................................................      10.2
Release............................................................................................      2.15(b)(iii)
SEC................................................................................................      4.5(a)
Second Anniversary Deferred Payment Stock..........................................................      1.3(a)
Securities Act.....................................................................................      1.5(a)
Shareholder(s).....................................................................................      PREAMBLE
Shareholders' Representative.......................................................................      1.2(b)
Subsidiary.........................................................................................      10.2
Survival Period....................................................................................      9.1

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
                                                                                                         Section
                                                                                                         -------
Tax, Taxation and Taxes............................................................................      10.2
Tax Authority and Taxation Authority...............................................................      10.2
Tax Deed...........................................................................................      7.1(h)
Third Party Claim..................................................................................      10.2
Unclassified Shares................................................................................      2.4

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

                            SHARE EXCHANGE AGREEMENT

                THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into this 11th day of April, 2000, by and among PROXICOM, INC., a Delaware corporation ("Acquiror"), and the shareholders of CLARITY IBD LIMITED, a private company limited by shares incorporated and registered under the laws of England and Wales with registered number 3186947 (the "Company"), all of whom are listed on Exhibit A hereto (each a "Shareholder" and collectively, the "Shareholders").

                WHEREAS, the Shareholders and the Board of Directors of Acquiror have approved the exchange of all of the Company's issued ordinary share capital for shares of common stock, par value $0.01 per share, of Acquiror ("Acquiror Common Stock") and cash (the "Exchange"), pursuant to and subject to the terms and conditions of this Agreement;

                WHEREAS, the Shareholders are the legal and beneficial owners of all of the issued share capital of the Company; and

                WHEREAS, as a material inducement to Acquiror to enter into this Agreement, Martin Chilcott, James Tarin and Andrew Skates (collectively, the "Management Shareholders") have, concurrently with the execution of this Agreement, entered into service agreements with Proxicom UK Limited, a wholly owned subsidiary of Acquiror (the "Employment Agreements"), the effectiveness of which is conditioned upon the Closing (as hereinafter defined).

                NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                  THE EXCHANGE

         SECTION 1.1. EXCHANGE OF SHARES.

                (a) Company Ordinary Shares. Subject to the provisions of this Agreement, at the Closing (as defined in Section 1.9 below), each Shareholder shall sell, assign, transfer and deliver to Acquiror the number of Company Ordinary Shares (as defined in Section 2.4) owned by such Shareholder as set forth on Exhibit A hereto, free and clear of all Encumbrances. In exchange for the Company Ordinary Shares of each Shareholder, such Shareholder shall, subject to the provisions of this Agreement (including Section 1.2 and Section 1.3 hereof), have the right to receive (i) the number of shares of Acquiror Common Stock set forth next to such Shareholder's name as "Total Exchange Stock" on Exhibit A hereto; and (ii) the amount of "Exchange Cash" (in United States Dollars) set forth next to such Shareholder's name on Exhibit A hereto (without any interest thereon). The total number of shares of Acquiror Common Stock issuable pursuant to this
Section 1.1(a) to the registered holders of the Company Ordinary Shares as of the Closing Date (including the Indemnity Escrow Stock and the Deferred Payment Stock) are referred to herein as the "Exchange Stock", and the cash payable to the registered holders of the Company Ordinary Shares as of the Closing Date pursuant to this Section 1.1(a) is referred to herein as the "Exchange Cash". The parties acknowledge and agree that the aggregate maximum number of shares of Exchange Stock issuable to the Shareholders pursuant to this Section 1.1(a) shall be one million two hundred ninety-one thousand forty-six (1,291,046), and the aggregate maximum amount of cash payable to the Shareholders pursuant to this Section 1.1(a) shall be Sixteen Million Dollars ($16,000,000).

                (b) Certain Adjustments. If between the date hereof and the Closing Date the outstanding shares of Acquiror Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the number of shares of Exchange Stock (including the number of shares of Indemnity Escrow Stock and the Deferred Payment Stock) shall be adjusted accordingly to provide the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split, combination, exchange or dividend (with any fractional shares resulting from any such adjustment being rounded or cashed-out on the same basis applicable to all shares of Acquiror Common Stock in such reclassification, recapitalization, split, combination, exchange or dividend).

         SECTION 1.2. INDEMNITY ESCROW STOCK; SHAREHOLDERS' REPRESENTATIVE.

                (a) When making the issuances of the Exchange Stock pursuant to
Section 1.1(a) above, Acquiror shall withhold and retain in escrow from each Shareholder the number of shares of Acquiror Common Stock set forth next to such Shareholder's name as "Indemnity Escrow Stock" on Exhibit A hereto (such shares, collectively, the "Indemnity Escrow Stock"). The Indemnity Escrow Stock will be placed in escrow pursuant to an Indemnity Escrow Agreement, in the form of Exhibit B hereto (the "Indemnity Escrow Agreement"), to be entered into at Closing among Acquiror, the Shareholders' Representative (as defined below), for and on behalf of the Shareholders as their attorney-in-fact, and Crestar Bank (Richmond, Virginia), as escrow agent (the "Escrow Agent"). The Indemnity Escrow Stock shall be held in escrow pursuant to the Indemnity Escrow Agreement as security for the performance of the indemnity obligations of the Shareholders under Article IX of this Agreement. The Indemnity Escrow Stock of each Shareholder shall be registered in the name of such Shareholder and the certificates therefor shall contain a legend to the effect that the Indemnity Escrow Stock is being held in escrow pursuant to the Indemnity Escrow Agreement. The Indemnity Escrow Stock shall be released from escrow only in accordance with the terms and conditions of the Indemnity Escrow Agreement. The release of any shares of Indemnity Escrow Stock to any Management Shareholder pursuant to the Indemnity Escrow Agreement shall be subject to the terms and conditions set forth in Section 1.3(c) below.

                (b) Each Shareholder hereby appoints Martin Chilcott as attorney-in-fact with full power and authority to act for such Shareholder and on such Shareholder's behalf (with full power of substitution in the premises), in connection with the indemnity provisions of Article IX as they relate to the Shareholders generally and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby including, without limitation, (i) to review all claims for indemnification asserted by an Acquiror Indemnified Person, and, to the extent deemed appropriate, dispute, question the accuracy of, compromise, settle or otherwise resolve any and all such claims,
(ii) to compromise on their behalf with Acquiror any claims asserted thereunder,
(iii) to extend the time period within which the Acquiror Indemnified Persons are obligated to initiate proceedings with respect to any such claims, (iv) to authorize payments to be made with respect to any such claims for indemnification, (v) to execute and deliver on behalf of the Shareholders any document or agreement contemplated by or necessary or desirable in connection with this Agreement and the transactions contemplated hereby, and (vi) to take such further actions including coordinating and administering post-closing matters related to the rights and obligations of the Shareholders as are authorized in this Agreement (the above named representative, as well as any subsequent representative of the Shareholders appointed by the Shareholders, being referred to herein as the "Shareholders' Representative"). Acquiror shall be entitled to rely on such appointment and treat such Shareholders' Representative as the duly appointed attorney-in-fact of each Shareholder. No subsequent change in the Person serving as the Shareholders' Representative shall be binding upon Acquiror unless and until the former Shareholders' Representative (or all of the Shareholders) shall have notified Acquiror of such change in writing in accordance with the provisions of Section 10.1(a) hereof.

         SECTION 1.3. DEFERRED PAYMENT STOCK.

                (a) When making the issuances of the Exchange Stock pursuant to
Section 1.1(a) above, Acquiror shall, in addition to the Indemnity Escrow Stock, withhold and retain in escrow from each Management Shareholder (i) the number of shares of Acquiror Common Stock set forth next to such Management Shareholder's name as "First Anniversary Deferred Payment Stock" on Exhibit A hereto (the "First Anniversary Deferred Payment Stock"), and (ii) the number of shares of Acquiror Common Stock set forth next to such Management Shareholder's name as "Second Anniversary Deferred Payment Stock" on Exhibit A hereto (the "Second Anniversary Deferred Payment Stock") (the shares of First Anniversary Deferred Payment Stock and Second Anniversary Deferred Payment Stock, collectively, the "Deferred Payment Stock"). The Deferred Payment Stock will be placed in escrow pursuant to a Deferred Payment Escrow Agreement, in the form of Exhibit C hereto (the "Deferred Payment Escrow Agreement"), to be entered into at Closing among Acquiror, the Management Shareholders and the Escrow Agent. The Deferred Payment Stock shall be registered in the names of the respective Management Shareholders and the certificates therefor shall contain a legend to the effect that the Deferred Payment Stock is being held in escrow pursuant to the Deferred Payment Escrow Agreement.

                (b) Subject to Section 1.3(d) below, the First Anniversary Deferred Payment Stock held in the name of each Management Shareholder shall be released from escrow to such Management Shareholder on the first anniversary of the Closing Date if such Management Shareholder shall be employed by Acquiror (or one of its Affiliates) as of such date and, if such Management Shareholder's employment with Acquiror (or one of its Affiliates) shall have been terminated prior to such date, then such First Anniversary Deferred Payment Stock shall be forfeited and released from escrow to Acquiror for cancellation on the effective date of such termination.

                (c) Subject to Section 1.3(d) below, the Second Anniversary Deferred Payment Stock held in the name of such Management Shareholder shall be released from escrow to such Management Shareholder on the second anniversary of the Closing Date if such Management Shareholder shall be employed by Acquiror (or one of its Affiliates) as of such date and, if such Management Shareholder's employment with Acquiror (or one of its Affiliates) shall have been terminated prior to such date, then such Second Anniversary Deferred Payment Stock shall be forfeited and released from escrow to Acquiror for cancellation on the effective date of such termination. If the Second Anniversary Deferred Payment Stock of any Management Shareholder shall be in escrow pursuant to the Deferred Payment Escrow Agreement at the time that any shares of Indemnity Escrow Stock of such Management Shareholder shall become eligible for release to such Management Shareholder pursuant to the Indemnity Escrow Agreement, then such shares of Indemnity Escrow Stock shall be placed in escrow pursuant to the Deferred Payment Escrow Agreement and shall thereafter be treated as Second Anniversary Deferred Payment Stock for all purposes of this Agreement and the Deferred Payment Escrow Agreement. If, at the time that any shares of Indemnity Escrow Stock of any Management Shareholder shall become eligible for release to such Management Shareholder pursuant to the Indemnity Escrow Agreement, the Second Anniversary Deferred Payment Stock shall have been previously forfeited and released from escrow to Acquiror for cancellation pursuant to this Section 1.3(c), then such shares of Indemnity Escrow Stock shall also be forfeited by such Management Shareholder and released from escrow to Acquiror for cancellation. If, at the time that any shares of Indemnity Escrow Stock of any Management Shareholder shall become eligible for release to such Management Shareholder pursuant to the Indemnity Escrow Agreement, the Second Anniversary Deferred Payment Stock shall have been released from escrow to such Management Shareholder pursuant to this Section 1.3(c), then such shares of Indemnity Escrow Stock shall be released from escrow to such Management Shareholder.

                (d) Notwithstanding anything to the contrary set forth in this
Section 1.3, if Acquiror (or one of its Affiliates) shall terminate a Management Shareholder's employment with Acquiror (or one of its Affiliates) other than pursuant to Section 13.1.1, Section 13.1.2, Section 13.1.3, Section 13.1.4 or
Section 13.1.5 of such Management Shareholder's Employment Agreement, then the full amount of the Deferred Payment Stock then held in the name of such Management Shareholder shall be released from escrow to such Management Shareholder within sixty (60) days after the effective date of such termination.

            SECTION 1.4. EXCHANGE OF CERTIFICATES.

                At the Closing, the Shareholders shall deliver to Acquiror all certificates evidencing Company Ordinary Shares (the "Certificates") representing all of the issued Company Ordinary Shares held immediately prior to the Closing Date, together with duly executed stock transfer forms. In exchange for the Certificates, Acquiror shall, on the Closing Date, (a) deliver to the Shareholders' Representative (i) a stock certificate for each Shareholder representing the aggregate number of shares of Acquiror Common Stock set forth next to such Shareholder's name as "Stock Deliverable to Shareholder at Closing" on Exhibit A hereto (less the number of shares of Acquiror Common Stock set forth next to such Shareholder's name as "Stock Transferable to Financial Advisor"), and (ii) a Stock Certificate in the name of the Financial Advisor representing the aggregate number of shares of Acquiror Common Stock under the column titled "Stock Transferable to Financial Advisor" on Exhibit A hereto, all of which shares of Exchange Stock shall be deemed to have been issued and fully paid on the Closing Date; and (b) wire transfer to a single account designated by the Shareholders' Representative to Acquiror in writing the amount of Exchange Cash set forth next to such Shareholder's name on Exhibit A hereto. The Shareholders' Representative shall be responsible for delivering such stock certificates, and disbursing the Exchange Cash, to the Shareholders promptly after Closing. The Shareholders acknowledge and agree that the shares of Acquiror Common Stock issued in the name of the Financial Advisor pursuant to clause (a)(ii) above represent shares of Exchange Stock required to be transferred by the Shareholders to the Financial Advisor in satisfaction of the obligations of the Shareholders to pay the share portion of the Financial Advisor's fee pursuant to the agreement described in Section 2.25 hereof.

         SECTION 1.5. TRANSFERABILITY OF ACQUIROR COMMON STOCK.

                (a) The shares of Acquiror Common Stock to be issued and delivered in the Exchange in accordance with the provisions of this Article I to each Shareholder identified on Exhibit A as a "Non-U.S. Person" (each such Shareholder, together with any permitted transferee, a "Regulation S Shareholder"), and to the Financial Advisor will not have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance on Regulation S promulgated under the Securities Act, and may not be encumbered, pledged, hypothecated, sold, transferred or otherwise disposed of within the United States or to or for the account or benefit of U.S. Persons (as defined in Regulation S under the Securities Act), except in accordance with the provisions of Regulation S or any other available exemption from the registration requirements of the Securities Act. The holders of the Exchange Stock may not engage in any hedging transactions with regard to such securities unless conducted in compliance with the Securities Act.

                (b) The shares of Acquiror Common Stock to be issued and delivered in the Exchange in accordance with the provisions of this Article I to each Shareholder identified on Exhibit A as a "U.S. Person" (each such Shareholder, together with any permitted transferee, a "Regulation D Shareholder"), will not have been registered under the Securities Act (or under the securities laws of any state) in reliance on Section 4(2) promulgated under the Securities Act and Regulation D thereunder (and applicable exemptions from registration under state securities laws), and may not be encumbered, pledged, hypothecated, sold, transferred or otherwise disposed of, except in compliance with the Securities Act, any state securities laws, the rules, regulations and other administrative regulations promulgated under the Securities Act and any state securities laws. The holders of the Exchange Stock may not engage in any hedging transactions with regard to such securities unless conducted in compliance with the Securities Act.

                (c) The restrictions upon transferability contained in this
Section 1.5 shall not limit any rights of the Shareholders under the Registration Rights Agreement.

         SECTION 1.6. LEGEND.

                (a) Each certificate representing Acquiror Common Stock issued to each Regulation S Shareholder (and the Financial Advisor) hereunder shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE ON REGULATION S PROMULGATED UNDER THE ACT, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (A) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (B) OTHERWISE AFTER THE DISTRIBUTION COMPLIANCE PERIOD, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT UPON RECEIPT BY PROXICOM, INC. (THE "COMPANY") OF A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO SUCH SECURITIES UNLESS CONDUCTED IN COMPLIANCE WITH THE ACT.
            TERMS USED ABOVE HAVE THE MEANINGS ASCRIBED TO THEM BY REGULATION S.

                (b) Each certificate representing Acquiror Common Stock issued to the Regulation D Shareholders hereunder shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE ON SECTION 4(2) PROMULGATED UNDER THE ACT AND REGULATION D THEREUNDER, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE ACT, EXCEPT IN ACCORDANCE WITH ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT UPON RECEIPT BY PROXICOM, INC. (THE "COMPANY") OF A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO SUCH SECURITIES UNLESS CONDUCTED IN COMPLIANCE WITH THE ACT.

                (c) In addition, where applicable, the shares of Indemnity Escrow Stock shall contain a legend providing notice as to the Indemnity Escrow Agreement, and the shares of Deferred Payment Stock shall contain a legend providing notice as to the Deferred Payment Escrow Agreement.

                (d) Such legends will also be placed on any certificate representing Acquiror securities issued subsequent to the original issuance of the Acquiror Common Stock pursuant to the Exchange as a result of any stock dividend, stock split, or other recapitalization, or upon the exercise of any Acquiror stock options, as long as such Acquiror Common Stock is subject to the restrictions set forth herein or in the Related Agreements.

         SECTION 1.7. COMPANY PREFERENCE SHARES.

                Prior to the Closing Date, the Shareholders shall procure the redemption and cancellation by the Company of all issued Company Preference Shares (as defined in Section 2.4) for a redemption price equal to Pound Sterling1.00 per share (the "Redemption"). In connection therewith, the holders of the Company Preference Shares shall execute and deliver such documents, and shall take such actions, as Acquiror shall reasonably request.

         SECTION 1.8. CONVERSION OF COMPANY STOCK OPTIONS.

                (a) As of the Closing Date, each outstanding option to purchase or acquire shares of Company Ordinary Shares (each, a "Company Option") granted under the Company's Employee Share Option Scheme (the "Company Stock Option Plan") shall be converted into an option to acquire Acquiror Common Stock as provided for in this Section 1.8(a). Following the Closing Date, each Company Option shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such Company Option was subject as of the Closing Date (including the terms and conditions of the Company Stock Option
Plan), except that (i) each Company Option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of (A) the aggregate number of shares of Company Ordinary Shares for which such Company Option was exercisable immediately prior to the Closing Date multiplied by (B) the Option Exchange Ratio (as defined below), rounded up to the nearest whole number; and (ii) the exercise price per share of Acquiror Common Stock issuable pursuant to each Company Option shall be equal to the exercise price per Company Ordinary Share under such Company Option immediately prior to the Closing Date divided by the Option Exchange Ratio, rounded to the nearest whole cent. Except for changes to the Company Options provided for in the Company Stock Option Plan by reason of the consummation of the transactions contemplated hereby, the assumption and substitution of Company Options as provided herein shall not give the holders of such Company Options additional benefits or additional (or accelerated) vesting rights which they did not have as of the Closing Date, or relieve the holders of such Company Options of any obligations or restrictions applicable to their Company Options or the shares obtainable upon exercise of the Company Options. The Company Stock Option Plan shall be assumed by Acquiror with respect to all outstanding Company Options granted under the Company Stock Option Plan, and no further options to purchase or acquire shares of Company Ordinary Shares or other awards or rights shall be granted under the Company Stock Option Plan after the date hereof. The duration and other terms of the new options provided for in this Section 1.8(a) shall be the same as the original Company Options except that all references to the Company shall be references to Acquiror. Acquiror shall take all corporate action reasonably necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon the exercise of the Company Options.

                The "Option Exchange Ratio" shall be the result obtained by dividing (i) forty-three thousand five hundred fifty-eight (43,558) by (ii) the sum of (A) the number of Company Ordinary Shares issuable pursuant to Company Options granted as of the date hereof which remain unexercised as of the Closing Date, plus (B) the number of Company Ordinary Shares issued pursuant to Company Options granted as of the date hereof which are exercised after the date hereof.

                (b) Acquiror shall (i) promptly after the Closing Date (and in any event within twenty-five (25) business days after the Closing Date, file one or more registration statements on Form S-8 (or amend existing registration statements on Form S-8) to become effective as soon as practicable thereafter with respect to the shares of Acquiror Common Stock subject to Company Options granted under the Company Stock Company Option Plan (as converted pursuant to Section 1.8(a)); (ii) use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding; and (iii) promptly after the Closing Date, if required, prepare and submit to the National Association of Securities Dealers Automated Quotation System/National Market System ("Nasdaq") applications covering the shares of Acquiror Common Stock subject to such Company Options and use commercially reasonable efforts to cause such securities to be approved for listing as soon as practicable after the Closing Date, subject to official notice of issuance.

         SECTION 1.9. CLOSING.

                Subject to the terms and conditions of this Agreement, the closing of the Exchange (the "Closing") will take place on April 21, 2000, or, if the conditions set forth in Article VII hereof have not been satisfied or waived as of such date, as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in
Article VII hereof (the "Closing Date"), at the offices of Clifford Chance, L.L.P., 200 Aldersgate Street, London EC1A 4JJ,

ENGLAND, unless another date or place is agreed to in writing by the parties hereto.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

                Subject to the qualifications, exceptions and other disclosures expressly set forth in the Disclosure Schedule hereto, the Shareholders represent and warrant to Acquiror that the statements contained in this Article II are true and correct. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this Article II only to the extent that such disclosure clearly and actually notifies Acquiror that such disclosure is applicable to such other paragraphs. The inclusion of any information in any paragraph of the Disclosure Schedule or other document delivered by the Shareholders pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such information, nor shall it establish a standard of materiality for any purpose whatsoever; provided that the foregoing shall not be a limitation on the obligations of the Shareholders to provide or disclose any such information required to be provided or disclosed by the Shareholders pursuant to this Agreement or any of the Related Agreements. For purposes of this Article II, the phrase "to the knowledge of the Shareholders" or any phrase of similar import shall be deemed to refer to the actual knowledge of the Shareholders, as well as any other knowledge which the Shareholders would reasonably be expected to have possessed had they made reasonable inquiry of appropriate employees, officers, directors, representatives and agents of the Company with respect to the matter in question, and shall include, without limitation, the knowledge of the Company.

         SECTION 2.1. ORGANIZATION AND QUALIFICATION.

                The Company is a corporation duly organized, validly existing and in good standing under the laws of England and Wales. The Company has the requisite power and authority to own, lease and operate its business as it is now being conducted and to perform the terms of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. The Company is qualified under applicable Laws to conduct business in each jurisdiction in which the Company is currently conducting business.

         SECTION 2.2. SUBSIDIARIES.

                The Company has no Subsidiaries and no equity interest or other investment in, nor has the Company made advances or loans to, any

Person.

         SECTION 2.3. ORGANIZATIONAL DOCUMENTS.

                The Company is not in violation of any of the provisions of its Organizational Documents.

         SECTION 2.4. CAPITALIZATION.

                The authorized share capital of the Company is Pound
Sterling 568,799.10, divided into (i) one hundred two thousand four hundred forty (102,440) "A1" Ordinary Shares of Pound Sterling1 each, one thousand nine hundred seven (1,907) "A2" Ordinary Shares of Pound Sterling 1 each, twelve thousand fourteen (12,014) "A3" Ordinary Shares of Pound Sterling 1 each, twelve million one thousand nine hundred eighty-six (12,001,986) "A4" Ordinary Shares of Pound Sterling 0.01 each (collectively, the "A Shares"); (ii) thirty-nine thousand ninety-four (39,094) "B1" Ordinary Shares of Pound Sterling 1 each, twenty thousand eight hundred forty-eight (20,848) "B2" Ordinary Shares of Pound Sterling 1 each, seven thousand one hundred thirteen (7,113) "B3" Ordinary Shares of Pound Sterling 1 each, and seven million one hundred five thousand eight hundred eighty-seven (7,105,887) "B4" Ordinary Shares of Pound Sterling
0.01 each (collectively, the "B Shares"); (iii) five thousand six hundred seventy-three (5,673) unclassified Ordinary Shares of Pound Sterling 1 each (the "Unclassified Shares"; the A Shares, the B Shares and the Unclassified Shares, collectively the "Company Ordinary Shares"); and (iv) one hundred ninety thousand (190,000) Preference Shares of Pound Sterling 1.00 each ("Company Preference Shares"). All of the authorized A Shares and B Shares are issued, none of the authorized Unclassified Shares are issued and eighty-five thousand two hundred fifty-three (85,253) shares of the Company Preference Shares are issued. All of the issued shares of the Company are owned legally and beneficially by the Shareholders as set forth in Schedule 2.4, free and clear of all Encumbrances. Four thousand seven hundred seventy-five (4,775) Company Ordinary Shares have been reserved for issuance upon the exercise of stock options under the Company Stock Option Plan. Schedule 2.4 sets forth a complete and correct list of the number of shares of Company Ordinary Shares subject to the Company Options, including, without limitation, those subject to employee stock options or other rights to purchase or receive Company Ordinary Shares granted under the Company Stock Option Plan, in each case including the names of the holders of the Company Options, the dates of grant and exercise prices thereof. Except as set forth in Schedule 2.4 and except for the Redemption, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or obligating the Company to issue or sell any shares of or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any share capital or other equity securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All of the issued Company Ordinary Shares and Company Preference Shares have been duly authorized and validly issued in accordance with applicable laws and are fully paid and not subject to preemptive rights. Other than under the Company Stock Option Plan, no shares of the Company have been reserved for any purpose. Acquiror acknowledges and agrees that if the representations and warranties set forth in this Section 2.4 shall fail to be true and correct as of the Closing Date solely as a result of the exercise of any Company Options between the date of this Agreement and the Closing Date, then such failure shall not by itself cause a failure of the conditions set forth in Section 7.1(a) to be satisfied as of the Closing Date.

         SECTION 2.5. AUTHORITY.

                The Company has the necessary corporate power and authority to enter into the Related Agreements to which the Company is a party, to perform its obligations thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of the Related Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate director, shareholder and other action required by Law and by the Company's Organizational Documents and no other corporate proceedings on the part of the Company are necessary to authorize the Related Agreements or to consummate the transactions contemplated hereby and thereby. The Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and any other parties thereto, as applicable, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         SECTION 2.6. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                (a) Except as set forth in Schedule 2.6, the execution and delivery by the Company of the Related Agreements to which the Company is a party do not, the performance by the Company of its obligations under such Related Agreements will not, and the consummation of transactions contemplated hereby and by the Related Agreements will not, (i) conflict with or violate any Organizational Document of the Company, (ii) conflict with or violate any Laws applicable to the

Company or to its Assets, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound or to which any of its Assets is subject.

                (b) Except as set forth in Schedule 2.6, the execution and delivery by the Company of the Related Agreements to which the Company is a party do not, the Company's performance of such Related Agreements will not, and the consummation of transactions contemplated hereby and by the Related Agreements will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, regulatory body, administrative agency or commission, whether national or foreign, or Government Entity.

         SECTION 2.7. THE COMPANY FINANCIAL STATEMENTS; NO LIABILITIES.

                The Company has prepared and furnished to Acquiror and there are included as exhibits to Schedule 2.7 hereto, the audited balance sheet of the Company as of the end of the financial year ending in each of June 30, 1997, 1998 and 1999, and the audited profit and loss accounts for each of such financial years, each accompanied by an unqualified audit report of the Company's auditors, Messrs. Petersons for the financial years ending June 30, 1997 and Messrs. Grant Thornton for the financial years ending June 30, 1998 and 1999. The Company also has prepared and furnished to Acquiror, and there are included as exhibits to Schedule 2.7 hereto, the unaudited balance sheet of the Company as of February 29, 2000, and the unaudited profit and loss account for the eight (8) month period then ended (the "Management Accounts"). All of the audited financial statements, including, without limitation, the notes thereto, referred to in this Section 2.7 or furnished to Acquiror after the date hereof pursuant to this Agreement (collectively, the "Audited Financial Statements"):
(a) are in accordance with the books and records of the Company, (b) present a true and fair view of the assets, liabilities and state of affairs of the Company as of the respective dates and the profits and losses of the Company for the respective periods indicated, and (c) have been prepared in accordance with all applicable accounting standards and legal requirements in the United Kingdom, including, without limitation, United Kingdom generally accepted accounting principles, standards and practices applied on a basis consistent with prior accounting periods. The Management Accounts have been prepared in material compliance with all applicable accounting standards and legal requirements in the United Kingdom, including, without limitation, United Kingdom generally accepted accounting principles, standards and practices applied on a basis consistent with prior accounting periods. Schedule 2.7 sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to the Company. Except as reflected in the balance sheet of the Company (the "Company Balance Sheet") dated June 30, 1999 (the "Balance Sheet Date") or as set forth in Schedule 2.7, the Company has no liabilities, contingent or absolute, matured or unmatured, except for liabilities incurred in the ordinary course of business since the Balance Sheet Date and which would not have a Material Adverse Effect on the Company.

         SECTION 2.8. ACCOUNTS RECEIVABLE.

                Except as set forth in Schedule 2.8, the accounts receivable of the Company shown on the Company Balance Sheet, or recorded by the Company after the Balance Sheet Date, have been collected or are collectible in amounts not less than the amounts thereof carried in the books of the Company, except to the extent of the allowance for doubtful accounts shown on the Company Balance Sheet.

         SECTION 2.9. ABSENCE OF CERTAIN CHANGES OR EVENTS.

                Since the Balance Sheet Date, there has been no Material Adverse Effect on the Company. Since the Balance Sheet Date, the Company has conducted its business in the ordinary course, and the Company has not, except as set forth in Schedule 2.9, (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) except as set forth in
Schedule 2.4, issued any shares, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (c) incurred loss of, or significant injury to, any of the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (d) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured), except current liabilities incurred in the ordinary course of business; (e) mortgaged, pledged or subjected to any Encumbrance any of its Assets; (f) sold, exchanged, transferred or otherwise disposed of any of its Assets or canceled any debts or claims; (g) written down the value of any of its Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (h) entered into any transactions other than in the ordinary course of business and consistent with its past practice; (i) made any change in any method of accounting or accounting practice; (j) made any agreement or is otherwise legally obligated to do any of the foregoing; or (k) been materially and adversely affected by the termination of, or a change in the terms of, an agreement or by the loss of a customer or supplier or by any other event or factor not affecting similar businesses and, to the knowledge of the Shareholders, no fact or circumstance exists which might have a material and adverse effect on the Company's business.

         SECTION 2.10. ASSETS.

                Except as set forth in Schedule 2.10, the Company is the sole and exclusive legal and equitable owner of and has good title to, or has a good and valid leasehold or license interest in and to, its Assets (including, without limitation, the Intellectual Property reflected on the Company Balance Sheet), free and clear of all Encumbrances. No Person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of the Company's Assets. All of the tangible personal property of the Company is in good working order and repair, ordinary wear and tear excepted.

         SECTION 2.11. LEASES.

                Schedule 2.11 lists and describes all leases and other agreements under which the Company is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company is held, operated or managed by a third party. Each such lease and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company and, to the knowledge of the Company, the other party or respective parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances and other similar laws of general applicability relating to or affecting creditor's rights generally and by the applications of general principles of equity. With respect to each such lease and other agreement, (a) all necessary governmental approvals with respect thereto required to be obtained by the Company have been obtained, (b) all necessary filings or registrations therefor required to be made by the Company have been made, and (c) there have been no threatened cancellations thereof and no outstanding disputes thereunder. The Company has performed in all material respects all obligations thereunder required to be performed by the Company to date. The Company is not, and, to the Company's knowledge, no other party is, in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

         SECTION 2.12. CONTRACTS; SUPPLIERS AND CUSTOMERS.

                (a) Schedule 2.12 sets forth a complete and correct list of all agreements, contracts and commitments (whether written or oral) to which the Company is a party or by which the Company or any of its Assets is bound (collectively, the "Contracts"), including, without limitation, the following types of contracts and agreements: (i) employment, severance, termination, consulting and retirement agreements; (ii) license agreements or distributor, dealer, manufacturer's representative, sales agency and advertising agreements;

(iii) agreements with any labor organization or other collective bargaining unit; (iv) agreements for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than Five Thousand Dollars ($5,000) individually (or Twenty Thousand Dollars ($20,000) in the aggregate for all such agreements) over their remaining terms taking into account periods covered by any option to renew or terminate, which may be exercised by either party upon advanced notice to the other party); (v) agreements for the purchase, sale or lease of any real estate or other Assets; (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plans or agreements; (vii) agreements for the sale of Assets other than in the ordinary course of business or the grant of any preferential rights to purchase Assets; (viii) agreements containing warranties or indemnities relating to products or services provided by the Company (the Shareholders represent that no warranty or indemnity has been given by the Company which differs therefrom); (ix) joint venture agreements or other agreements involving the sharing of profits; (x) outstanding loans to any Persons or entities or receivables due from any stockholders or any Affiliates of the Company; (xi) agreements (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any material restriction on any business operations of the Company; (xii) agreements, notes and other instruments evidencing indebtedness for borrowed money and grants of Encumbrances on any of the Assets of the Company; (xiii) customer and client contracts; and (xiv) any other agreement which by its terms does not terminate or is not terminable by the Company within thirty (30) days or upon thirty (30) days' (or less) notice. Schedule 2.12 includes a brief description of all oral Contracts of the types described in clauses (i) through
(xiv) above, and indicates all warranty and indemnity claims in excess of Five Thousand Dollars ($5,000) made against the Company.

                (b) All the Contracts are valid and in full force and effect and constitute legal, valid and binding obligations of, and are legally enforceable against, the Company and, to the knowledge of the Shareholders, the other party or respective parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances and other similar laws of general applicability relating to or affecting creditor's rights generally and by the applications of general principles of equity. With respect to each such Contract, (i) all necessary governmental approvals with respect thereto required to be obtained by the Company have been obtained, (ii) all necessary filings or registrations therefor required to be made by the Company have been made, and (iii) the Company has not been notified of any threatened cancellations thereof and there are no outstanding disputes thereunder. The Company has performed in all material respects all obligations thereunder required to be performed by the Company to date. The Company is not, and to the knowledge of the Shareholders, no other party is in default in any material respect under any of the Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. True and complete copies of all Contracts have been delivered to Acquiror.

                (c) The Company is not a party to, and is not liable under, any onerous or unusual agreement, arrangement or obligation including, without limitation, (i) an agreement, arrangement or obligation entered into other than in the ordinary course of its business; (ii) an agreement, arrangement or obligation entered into other than by way of a bargain at arm's length; (iii) an agreement, arrangement or obligation restricting the Company's freedom to operate the whole or part of its business or to use or exploit any of its Assets; or (iv) a sale or purchase, option or similar agreement, arrangement or obligation affecting an Asset owned, occupied, possessed or used by the Company or by which the Company is bound.

                (d) Except as set forth in Schedule 2.12, the Company is not (i) a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or (ii) a party to a distributorship, agency, franchise or management agreement or arrangement.

                (e) During the twelve (12) month period ending on the date of this Agreement, no material supplier or material customer of the Company has (i) stopped, or indicated an intention to stop, doing business with the Company;
(ii) reduced, or indicated an intention to reduce, substantially its business with the Company; or (iii) changed, or indicated an intention to change, substantially the terms on which it is prepared to do business with the Company.

                (f) To the knowledge of the Shareholders, no material supplier or material customer of the Company is likely to (i) stop trading with the Company; (ii) reduce substantially its trading with the Company; or (iii) change substantially the terms on which it is prepared to trade with the Company.

                (g) The Company has not entered into any agreement or arrangement with a supplier or customer on terms materially different from its standard terms of business. Copies of the Company's standard terms of business and copies of all agreements and arrangements on terms materially different from such standard terms are attached hereto as Annex A and Annex B, respectively, to
Schedule 2.12.

         SECTION 2.13. REAL PROPERTY.

                (a) Schedule 2.13 contains a list and brief description of all interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use by the Company (collectively, the "Real Property").

                (b) The Real Property comprises all of the land and premises vested in, occupied or used by, or in the possession of, the Company. The Company's title in each of its leasehold interests is absolute and the Company has a good and marketable title to the Real Property.

                (c) There is appurtenant to the Real Property each right and easement necessary for its proper and existing use including, without limitation, emergency escape routes. No right or easement is restricted in any way (including, without limitation, a restriction on hours of use) or is capable of being lawfully interrupted or terminated by any Person. The Company holds each right or easement appurtenant to (i) freehold Real Property, in fee simple; or (ii) Real Property held by the Company under a lease, tenancy or license, for a term not less than the unexpired term of the lease, tenancy or license. Each service necessary for the Real Property's existing use (including, without limitation, electricity, gas and water supplies, sewerage and telecommunications lines) is available to the Company. The Company's access to the Real Property is sufficient for the existing use of the Real Property and is by means of a road adopted by the local highway authority and maintainable at public expense.

                (d) The Real Property is not subject to outgoings other than the uniform business rate, water and sewerage rates and, in the case of a property held under a lease, tenancy or license, rent, service charge and insurance premiums.

                (e) Except as set forth in Schedule 2.13, neither the Real Property nor any of its title deeds is subject to an Encumbrance, agreement, obligation, condition, right, easement, exception, reservation, overriding interest (as defined in section 70(1) of the Land Registration Act 1925) or other interest. There is no Person in possession or occupation of, or who has or claims a right or interest of any kind in, the Real Property adversely to the Company's interest. Except as set forth in Schedule 2.13, the Company is the beneficial owner of and is entitled to and has exclusive vacant possession of the Real Property. No fact or circumstance exists which materially and adversely affects the Real Property's value or the use or enjoyment of the Real Property or casts doubt on the Company's right or title to the Real Property.

                (f) The Company has not obtained and is not required to obtain any Real Property Permit.

                (g) There are, and during the two (2) years ending on the date of this Agreement have been, no proceedings of any kind relating to the Real Property and none are pending or threatened. To the Shareholders' knowledge, no fact or circumstance exists which might give rise to proceedings of any kind relating to the

Real Property. There is no outstanding notice, judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency affecting the Real Property.

                (h) To the knowledge of the Shareholders, there is no resolution or proposal for compulsory acquisition of the Real Property by a local or other authority.

                (i) The Real Property's existing use as set forth in Schedule
2.13 is the lawful use permitted under (i) applicable town and country planning legislation; and (ii) where Real Property is held by the Company under a lease, tenancy or license, the terms of the lease, tenancy or license, as varied by any supplemental deed or document and in neither case is that permission temporary or personal. Any permission necessary for the Real Property's existing use, its original construction and any subsequent alteration has been obtained and is in force, unimpeachable and unconditional or subject only to a condition that has been satisfied.

                (j) There is no material deficiency which requires correction in the state or condition of the Real Property. No flooding, subsidence or other material defect of any kind (including, without limitation, a design or construction defect) affects or has affected the Real Property during the period in which the Company has had an interest in the Real Property. None of the Real Property contains a deleterious substance or a substance which is not at the date of this Agreement used in generally accepted good building practice. Where the Real Property comprises a building or other structure which was completed within five years before the date of this Agreement, the Company obtained from each Person involved in the design or construction of the building or other structure (including, without limitation, a developer, landlord, contractor, sub-contractor, architect, engineer or surveyor) a warranty by the Person, in a form that a prudent owner or occupier of the building or other structure would reasonably require, as to its design or construction or both, and each warranty is enforceable and may be assigned at least once; each such warranty is set forth in Schedule 2.13.

                (k) Where the Company holds Real Property under a lease, tenancy or license (i) no Person (including, without limitation, the landlord or licensor) may bring the term to an end before the expiration of the lease, tenancy or license by effluxion of time (except by forfeiture or by terms set forth in such lease, tenancy or license); and (ii) there is no fact or circumstance (and, to the Shareholders' knowledge, no fact or circumstance will within six months starting on the date of this Agreement occur or arise) which
(x) could entitle or require a Person (including, without limitation, a landlord or licensor) to forfeit or enter on, or take possession of, or occupy, the Real Property; or (y) could restrict or terminate the Company's continued and uninterrupted possession or occupation of the Real Property. Except as set forth in Schedule 2.13, a rent or fee payable in respect of the Real Property is not at the date of this Agreement being reviewed and cannot be reviewed before Closing or at any time during the period one year after Closing. No lease, tenancy or license contains an unusually onerous covenant or condition including, without limitation, a covenant or condition allowing the landlord or licensor unreasonably to withhold or delay consent to an assignment of the whole or to an application to carry out a non-structural obligation.

                (l) Where Real Property is subject to a lease, tenancy or license: (i) the lease, tenancy or license is on tenant's or licensee's full repairing and insuring terms and contains no provision which could materially or adversely affect the value of the Company's reversion; (ii) the tenant or licensee has in all material respects complied with its obligations under the lease, tenancy or license; (iii) the Company has not waived compliance with an obligation of the tenant or licensee, nor with an obligation of a surety for the tenant or licensee; (iv) no premium or rent has been taken, accepted or agreed of an amount more than that legally permitted and no advance payment or computation of any future rent, fee or other payment under the lease, tenancy or license has been accepted or agreed to be accepted; (v) the Company has taken no deposit of money or charge over a sum of money or fund from a tenant or licensee as security for compliance with any of its obligations; (vi) the lease, tenancy or license contains no restriction on the election by the Company to waive an exemption from charging value added tax on a payment made by the tenant or licensee under the lease, tenancy or license; and (vii) there has been no relevant variation for the purposes of Section 18 of the Landlord and Tenant (Covenants) Act 1995.

                (m) No such former tenant or guarantor as is mentioned in
Section 17 of the Landlord and Tenant (Covenants) Act 1995 has ceased to be under a liability to the Company by virtue of the operation of that Section, nor is any such former tenant or guarantor entitled to call for, or has called for, the grant of an overriding lease by the Company under Section 19 of that Act.

                (n) Except in relation to the Real Property, the Company has no liability arising out of a conveyance, transfer, lease, tenancy, license, agreement or other document relating to land, premises or an interest in land or premises.

                (o) Property File D, as updated by any subsequent releases provided to Acquiror's U.K. counsel at least three (3) days prior to the date of this Agreement, in the agreed form contains all documents in the Company's possession or control relating to the Real Property and such documents accurately reflect the Shareholders' knowledge of the Real Property and the Company's interest in the Real Property.

            SECTION 2.14. INTELLECTUAL PROPERTY.

                (a) Schedule 2.14 sets forth a list and brief description of all Intellectual Property owned, utilized or licensed by the Company (all of the foregoing items collectively referred to as the "Company Intellectual Property"). Schedule 2.14 identifies the Company Intellectual Property based on the following categories: (i) patents and patent applications, (ii) trademarks and trade names, (iii) registered copyrights, (iv) licenses and (v) other Intellectual Property. The Shareholders have furnished Acquiror with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to the Company Intellectual Property. The Company has good title to or the right to use, all the Company Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of the business of the Company as presently conducted or currently proposed to be conducted, without the payment of any royalty or similar payment except to the extent disclosed on Schedule 2.14. The Company is not infringing on any Intellectual Property right of others, and the Shareholders have no knowledge of any infringement by others of such rights of the Company.

                (b) All licenses set forth on Schedule 2.14 are valid and binding obligations of the Company and, to the knowledge of the Shareholders, of the other parties thereto, and enforceable against the Company and, to the knowledge of the Shareholders, the other parties thereto in accordance with their respective terms. Except as set forth on Schedule 2.14, the Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all the Company Intellectual Property necessary for the operation of the business of the Company as presently conducted or currently proposed to be conducted by the Company.

                (c) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any Company Intellectual Property have executed nondisclosure agreements and either (i) have been or are party to a written agreement with the Company that has accorded the Company full, effective, exclusive and original ownership of all Company Intellectual Property used or required by the Company in the Company's business, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignees that have conveyed to the Company full, effective, and exclusive ownership of all Company Intellectual Property.

                (d) The Shareholders also have delivered to Acquiror correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations and, as relate to the foregoing, applications, licenses, agreements and permissions (as amended to date) held by the Company, and have made available to Acquiror correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Company Intellectual Property necessary for the conduct of the business of the Company as heretofore and as currently conducted, each as set forth on Schedule 2.14: (i) with respect to each item of Company Intellectual Property not owned by the Company, the identified owner of such item possesses all right, title, and interest in and to the item; (ii) the item is not subject to any outstanding judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Shareholders, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) except as set forth on Schedule 2.14, the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                (e) Except as set forth on Schedule 2.14, all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the administration and conduct of its business (i) has been and will be able to process date data (including, but not limited to, calculating, comparing, and sequencing) in a consistent manner from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, and (ii) has not malfunctioned, ceased to function, generated incorrect data or produced incorrect results, and will not do any of the foregoing, when processing, providing, and/or receiving (A) date-related data into and between the twentieth and twenty-first centuries, and (B) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         SECTION 2.15. ENVIRONMENTAL MATTERS.

                (a) The Company is in compliance in all material respects with all Environmental Laws. The Company does not have any liability under any Environmental Law, nor is the Company responsible for any liability of any other Person under any Environmental Law. There are no pending or, to the knowledge of the Shareholders, threatened actions, suits, claims, legal proceedings or other proceedings based on, and the Company has not directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other Person arising out of or attributable to: (i) the current or past presence, Release or threatened Release of Hazardous Materials at or from any part of the Real Property; (ii) the off-site disposal or treatment of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company; or (iv) any violation of Environmental Laws at any part of the Real

Property or otherwise arising from the Company's activities involving Hazardous Materials.

                (b) As used herein, these terms shall have the following meanings:

                (i) "Environmental Laws" means all Laws, including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health or safety, natural resources, or the environment.

                (ii) "Hazardous Materials" means wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a "pollutants", "contaminants", "hazardous materials", "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", "solid wastes", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) without limitation, which contain polychlorinated biphenyls
(PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, or the environment.

                (iii) "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Materials from any source (including, without limitation, the Real Property and property adjacent to the Real Property) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems at, on, from, above, or under the Real Property or any other property at which Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company have been stored, treated or disposed.

         SECTION 2.16. ABSENCE OF LITIGATION.

                Except as set forth in Schedule 2.16, there are (a) no claims, actions, suits, investigations, or proceedings pending or, to the knowledge of the Shareholders, threatened against the Company (or, to the knowledge of the

Shareholders (without independent investigation), against a Person for whose acts or defaults the Company may be vicariously liable) or any of its properties or Assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, and (b) no judgments, decrees, injunctions or orders of any Government Entity or arbitrator outstanding against the Company (or, to the knowledge of the Shareholders (without independent investigation), against a Person for whose acts or defaults the Company may be vicariously liable) or any of its properties or Assets.

         SECTION 2.17. BOOKS AND RECORDS; DATA PROTECTION.

                (a) The books of account, Register of Members, books and other records of the Company are true and complete in all material respects.

                (b) Except as set forth on Schedule 2.17 hereto, none of the records, systems, data or information of the Company is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, without limitation, any electronic, mechanical or photographic process, whether computerized or not) which are not under the exclusive ownership and direct control of the Company.

                (c) The Company is in compliance with, and has at all times complied with, all applicable data protection laws in the United Kingdom, including without limitation, the Data Protection Act 1998 and the Telecommunications (Data Protection and Privacy) Regulations 1999.

         SECTION 2.18. TAXES AND ASSESSMENTS.

                        The representations and warranties set forth in Exhibit
2.18 hereto are incorporated herein by reference and made a part of this
Section 2.18.

         SECTION 2.19. EMPLOYMENT MATTERS.

                (a) Schedule 2.19 identifies those Persons employed by the Company as of the date hereof (the "Employees") (including those who are on maternity or paternity leave, on secondment, or absent because of disability or other long-term leave of absence and who have or may have a right to return to work with the Company) and contains details of (i) the date of birth, start date of employment, period of continuous employment, grade and location, salary and other benefits of each of the Employees and, where an Employee has been continuously absent from work for more than one (1) month, the reason for the absence; and (ii) the terms and conditions of employment of the Employees entitled to remuneration at an annual rate, or an average annual rate over the last three (3) financial years, of more than Twenty-Five Thousand Dollars ($25,000) (including any agreed but not yet implemented changes to terms and conditions).

                (b) Schedule 2.19 identifies those Persons who provide services personally to the Company under consultancy or similar arrangements (the "Consultants") and provides details of the terms on which those services are provided. There is no contract for services or contract of services between the Company and any directors of the Company who are not Employees or Consultants.

                (c) No offers of employment by the Company or of consultancy or similar arrangements have been made to any Person who is not disclosed as one of the Employees or Consultants. No Person has proposed to supply personnel services to the Company.

                (d) The basis of the remuneration payable to the Employees and Consultants set forth in Schedule 2.19 is the same as that in force as of the Balance Sheet Date. The Company is not obliged to increase, nor has the Company made provision to increase, the total annual remuneration payable to the Employees or Consultants by more than five percent (5%) or to increase the rate of remuneration of any of the Employees or Consultants entitled to annual remuneration of more than Twenty-Five Thousand Dollars ($25,000).

                (e) Other than the Company Stock Option Plan, the Company does not have and is not proposing to introduce a share incentive, share option, profit sharing, bonus or other incentive scheme for any of the Employees or Consultants and none of the Employees or Consultants have a contractual right to receive a bonus payment in respect of the financial year ended June 30, 1999, or thereafter, except as set forth in any contract for services or employment a true and correct copy of which has been made available to Acquiror.

                (f) None of the Employees or Consultants are entitled to any payment or entitled to regard himself as discharged from any obligation by virtue of any change of control (however defined) of the Company. The Company has not agreed to provide any gratuitous payment or benefit to any Employee or Consultant or to any of their dependants.

                (g) The employment of each of the Employees and services of each the Consultants can be terminated by the Company at any time on the giving of three (3) months' notice or less without giving rise to any claim for any payment or liability for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

                (h) The Company has not given or received notice of the termination of the employment or services of any of the Employees and Consultants and there are no proposals on the part of the Company to terminate the employment or services of any such Person.

                (i) No monies are owed by the Company to any of the Employees or Consultants (or any of their dependants), other than for accrued remuneration or reimbursement of business expenses, and there are no disputes with or concerning any of the Employees or Consultants. No monies are owing by any of the Employees or Consultants to the Company.

                (j) No disputes exist with any former employee or consultant and the Company is not under any obligation to make any payments to or on behalf of any such Person or to his dependants at any time. The Company is not, and has not been within the last twelve (12) months, in dispute with any trade union staff association or any other body or individuals representing employees.

                (k) Except as set forth in Schedule 2.19, no trade union staff association or other body representing employees is recognized by the Company for any purpose and the Company does not operate any standing staff council or forum or operate any standing employee information and consultation procedure. There are no collective or workforce agreements directly affecting the Employees.

                (l) The Company has not failed within the last six (6) months to comply with any obligation to inform and consult with employee representatives in connection with proposed redundancies or the transfer of any undertaking.

                (m) The Company has complied with each obligation imposed on the Company by, and each order and award made under, statute, regulation, code of conduct and practice, collective agreement, custom and practice relevant to the relations between it and its employees or the terms of employment of its Employees.

            SECTION 2.20.  PENSIONS AND OTHER BENEFITS

                The representations and warranties set forth in Exhibit 2.20 hereto are incorporated herein by reference and made a part of this Section 2.20.

            SECTION 2.21. TRANSACTIONS WITH RELATED PARTIES.

                No present or former officer, director, shareholder or Affiliate of the Company, nor any Person known by the Shareholders to be an Affiliate of any such Person, is currently a party to any transaction or agreement with the Company, including any agreement providing for any loans, advances, the employment of, furnishing of services by, rental of their respective Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

        SECTION 2.22. INSURANCE.

               Schedule 2.22 contains a list of all insurance policies of title, property, fire, casualty, liability, life, worker's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Company, true and correct copies of which have been made available to Acquiror. All premiums with respect to such policies covering all periods up to and including the date hereof have been paid in accordance with the terms of such policies, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect and are sufficient for compliance by the Company with all requirements of applicable Law and of all licenses, franchises and other agreements to which the Company is a party.

        SECTION 2.23. COMPLIANCE WITH LAWS; PERMITS.

               The Company is in compliance in all material respects with all Laws applicable to the Company, its Assets and to the business and operations of the Company. The Company holds all licenses and permits from Government Entities as are necessary for the conduct of its business.

        SECTION 2.24. RESTRICTIONS ON BUSINESS ACTIVITIES; COMPETITION.

               (a) There is no agreement (noncompete, grant of exclusivity or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company as presently conducted or proposed to be conducted, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company as presently conducted or proposed to be conducted by the Company.

               (b) The Company has no liability under, and is not a party to, any agreement or arrangement (i) particulars of which have been furnished or should have been furnished to the Director General of Fair Trading ("DGFT") under the Restrictive Trade Practices Acts 1976 and 1977; (ii) which has been notified to the DGFT for guidance or a decision under the Competition Act 1998;
(iii) which has been notified to the Commission of the European Communities or EFTA Surveillance Authority for an exemption under Article 81(3) of the Treaty of Rome or Article 53(3) of the Agreement on the European Economic Area; (iv) for which an application has been made to the Commission of the European Communities or EFTA Surveillance Authority for a negative clearance under
Article 81 or 82 of the Treaty of Rome or Article 53 or 54 of the Agreement on the European Economic

Area; or (v) which is prohibited by any applicable competition Law by which the Company is bound.

               (c) The Company has not given an undertaking or written assurance (legally binding or not) to a Government Entity or an authority of the European Communities or European Economic Area under the Fair Trading Act 1973, Competition Act 1980, Restrictive Trade Practices Acts 1976 and 1977, Resale Prices Act 1976, Competition Act 1998, Treaty of Rome, Agreement on the European Economic Area or any other statute or legal instrument. The Company is not affected by an order or regulation made under the Fair Trading Act 1973 or the Competition Act 1980 or by any guidance or decision of the Director General of Fair Trading, or by a decision of the Commission of the European Communities, EFTA Surveillance Authority or a competition or governmental authority of another jurisdiction.

               (d) The Company has not received a communication or request for information relating to any aspect of the Company's business from or by the Director General of Fair Trading, Competition Commission, Secretary of State for Trade and Industry, Commission of the European Communities or EFTA Surveillance Authority or a competition or Government Entity of another jurisdiction. No agreement, arrangement or conduct (by omission or otherwise) of the Company is or has been the subject of an investigation, report or decision by any of those Persons or bodies and none is pending or threatened. To the knowledge of the Shareholders, no fact or circumstance exists which might give rise to an investigation, report or decision by any of those Persons or bodies.

               (e) The Company has never received, nor is the Company proposing to receive, any financial aid (as that term is understood for the purposes of Articles 87 to 89 of the Treaty of Rome) from a Member of State of the European Community or from State resources.

        SECTION 2.25. BROKERS.

               Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company or any Shareholder in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of the Shareholders. Prior to the date of this Agreement, the Company has provided to Acquiror a complete and correct copy of all agreements between the Company or any Shareholder and the Financial Advisor pursuant to which such firm will be entitled to any payment from the Company relating to the transactions contemplated by this Agreement.

        SECTION 2.26. MINUTE BOOKS.

               The minute books of the Company made available to Acquiror are the only minute books of the Company and contain a complete and accurate summary of all formal meetings of directors (or any committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

        SECTION 2.27. HSR ACT COMPLIANCE.

               The Company, including all entities controlled by the Company (as the terms "entity" and "control" are defined in the HSR Act regulations, 16 C.F.R. Section 801), (a) does not hold assets located in the United States having an aggregate book value of Fifteen Million Dollars ($15,000,000) or more, and (b) has not made aggregate sales in or into the United States of Twenty Five Million Dollars ($25,000,000) or more in its financial year ended June 30, 1999.

        SECTION 2.28. GRANTS AND SUBSIDIES.

               The Company is not liable to repay an investment or other grant or subsidy made to the Company by a Government Entity (including, without limitation, the Department of Trade and Industry or its predecessor). To the knowledge of the Shareholders, no fact or circumstance (including, without limitation, the execution and performance of this Agreement) exists which could reasonably be expected to entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.


        SECTION 2.29. INSOLVENCY, WINDING UP, ETC.

               (a) No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company and no administration order has been made in respect of the Company.

               (b) No receiver or receiver and manager has been appointed of the whole or part of the Company's business or Assets.

               (c) No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company. No compromise or arrangement has been proposed, agreed to or sanctioned under section 425 of the Act in respect of the Company.

               (d) The Company is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

               (e) The Company is paying its debts as they fall due except for any debts being contested in good faith by the Company, which do not exceed Twenty Thousand Dollars ($20,000) in the aggregate.

               (f) No distress, execution or other process has been levied on any Asset of the Company.

               (g) There is no unsatisfied judgment or court order outstanding against the Company.

               (h) No action is being taken by the Registrar of Companies to strike the Company off the register under section 652 of the Act.

               (i) The Company has not at anytime during the two (2) years immediately prior to the date of this Agreement (i) entered into a transaction with any Person at an undervalue (as referred to in section 238(4) of the Insolvency Act 1986); or (ii) been given a preference by any Person (as referred to in section 239(4) of the Insolvency Act 1986).

        SECTION 2.30. AUDITORS' OPINION.

               The Company and the Shareholders have received from Grant Thornton, the Company's auditors, a written opinion that the financial position of the holders of the Company Options will not be diminished by the conversion of the Company Options pursuant to Section 1.8 of this Agreement, a true and correct copy of which opinion has been provided to Acquiror. Such opinion is sufficient to satisfy the requirements of Rule 7.3 of the Company Stock Option Plan.

        SECTION 2.31. DISCLOSURE.

               No representations or warranties by the Shareholders in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by the Shareholders to Acquiror pursuant to the provisions of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Except for the representations and warranties contained in this Agreement (including the Disclosure Schedule hereto), the Related Agreements and any certificate executed and delivered by the Shareholders pursuant to this Agreement, no Shareholder nor any Person acting on behalf of a Shareholder makes any representation or warranty, express or implied, written or oral, to Acquiror.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

               In addition to the representations and warranties made by the Shareholders in Article II hereof, each Shareholder (and only with respect to such Shareholder) hereby represents and warrants to Acquiror as follows:

        SECTION 3.1. AUTHORITY AND CAPACITY.

               Such Shareholder has full legal right, capacity, power and authority necessary to execute and deliver this Agreement and all other Related Agreements to which such Shareholder is a party, to perform the obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been and the Related Agreements to which such Shareholder is a party will have been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Acquiror and the other parties hereto and thereto, constitute legal, valid and binding obligations of such Shareholder, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances and other similar laws of general applicability relating to or affecting creditor's rights generally and by the applications of general principles of equity.

        SECTION 3.2. ABSENCE OF VIOLATION.

               The execution, delivery and performance by such Shareholder of this Agreement and all other Related Agreements to which such Shareholder is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws applicable to the Shareholder; or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which such Shareholder is a party or by which such Shareholder or such Shareholder's property is bound or affected.

        SECTION 3.3. RESTRICTIONS AND CONSENTS.

               Such Shareholder's execution and delivery of this Agreement and the Related Agreements to which such Shareholder is a party do not, and such

Shareholder's performance of this Agreement and the Related Agreements to which such Shareholder is a party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, regulatory body, administrative agency or commission or Government Entity.

        SECTION 3.4. TITLE TO SHARES.

               The Company Ordinary Shares and Company Preference Shares reflected on Schedule 2.4 as being owned by such Shareholder are the only shares of the Company owned legally or beneficially by such Shareholder, and except as set forth in Schedule 2.4, such Shareholder does not own any other options, warrants or rights to acquire shares of any class of the Company. Such Shareholder has the sole power respecting voting and transfer of such Shareholder's shares. The Company Ordinary Shares and Company Preference Shares of such Shareholder are now, and (subject to Section 1.7) at all times prior to the Closing Date will be, owned as indicated on Schedule 2.4 by such Shareholder, free and clear of all Encumbrances. Such Shareholder represents and warrants that Schedule 2.4 lists all shares of the Company in issue as of the date hereof.

       SECTION 3.5. REPRESENTATIONS AND WARRANTIES UNDER THE UNITED STATES
                    SECURITIES LAWS.

               (a) Such Shareholder understands that the Exchange Stock to be received by such Shareholder pursuant to this Agreement has not been registered under the Securities Act in reliance on an exemption contained in Regulation S of the Securities Act in connection with the offer and sale of Exchange Stock to the Regulation S Shareholders, and in Regulation D of the Securities Act in connection with the offer and sale of Exchange Stock to the Regulation D Shareholders; and that Acquiror is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein in order to determine the applicability of such exemptions and the Shareholder's suitability to acquire the Exchange Stock.

               (b) With respect to each Regulation S Shareholder, such Shareholder is not, nor is such Shareholder acquiring the Exchange Stock for the account or benefit of, a "U.S. Person" as defined in Regulation S under the Securities Act. Upon consummation of the transactions contemplated by this Agreement, such Shareholder will be the sole beneficial owner of the Exchange Stock issued to such Shareholder pursuant to this Agreement, and such Shareholder has not pre-arranged any sale with any purchaser or purchasers in the United States. Such Shareholder understands that a "U.S. Person" includes, without limitation, any natural Person resident in the United States, any partnership or corporation organized or incorporated under the Laws of the United States (other than certain branches of non-U.S. banks or insurance companies), any estate of which any executor or administrator is a U.S. Person or any trust of which any trustee is a U.S. Person (with certain exceptions) and any agency or branch of a foreign entity located in the United States, but does not include a natural Person not resident in the United States; and the "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

               (c) With respect to each Regulation S Shareholder, such Shareholder is outside the United States as of the date of the execution and delivery of this Agreement and will be outside the United States at the time of the closing of the transactions contemplated by this Agreement.

               (d) With respect to each Regulation S Shareholder, such Shareholder understands that Acquiror is required, under Rule 903 of Regulation S, to refuse to register the transfer of any of the Exchange Stock to be received by such Shareholder pursuant to this Agreement that is not transferred pursuant to a registration statement under the Securities Act, in compliance with Regulation S under the Securities Act or otherwise pursuant to an available exemption from registration.

               (e) With respect to each Regulation D Shareholder, such Shareholder is acquiring the Exchange Stock for the purpose of investment only and not with a view to distribution or resale thereof. Each Regulation D Shareholder is and as of the Closing Date will be an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

               (f) With respect to each Regulated S Shareholder, such Shareholder understands that the Exchange Stock cannot be offered for sale, sold or otherwise transferred unless in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act. Such Shareholder has no present intention to sell or otherwise transfer the Exchange Stock except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

               (g) With respect to each Regulated S Shareholder, such Shareholder understands that the Exchange Stock cannot be offered for sale, sold or otherwise transferred unless in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act. Such Shareholder has no present intention to sell or otherwise transfer the Exchange Stock except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

               (h) Such Shareholder is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including the existence of a public market for the shares, the availability of certain current public information about Acquiror, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f) under the Securities Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

               (i) Such Shareholder is not an underwriter of, or dealer in, any of the Exchange Stock to be issued hereunder, and such Shareholder is not participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Exchange Stock.

               (j) Such Shareholder is not an Affiliate of Acquiror.


        SECTION 3.6. ABILITY OF SHAREHOLDER TO EVALUATE INVESTMENT AND
                     BEAR ECONOMIC RISK.

               Such Shareholder further represents that such Shareholder: (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Shareholder's prospective investment in the Exchange Stock and such Shareholder's liabilities and obligations under this Agreement; (b) has received all of the information such Shareholder has requested from Acquiror for deciding whether to accept the Exchange Stock; (c) has the ability to bear the economic risks of such Shareholder's investment in the Exchange Stock; (d) is able, without materially impairing such Shareholder's financial condition, to hold the Exchange Stock for an indefinite period of time and to suffer complete loss on such Shareholder's investment; and (e) has been given sufficient time and opportunity to seek the advice of counsel regarding such Shareholder's liabilities and obligations hereunder.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

               Acquiror represents and warrants to the Shareholders as follows:

        SECTION 4.1. ORGANIZATION AND QUALIFICATION.

               Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the requisite power and authority to own, lease and operate its Assets and properties and to carry on its business as it is now being conducted and to perform the terms of this Agreement, the Related Agreements and the transaction contemplated hereby and thereby. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary, except where such failure to be so qualified would not have a Material Adverse Effect on Acquiror.

        SECTION 4.2. AUTHORITY.

               Acquiror has the necessary corporate power and authority to enter into this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company and the other parties thereto, as applicable, constitute legal, valid and binding obligations of Acquiror, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity. The Acquiror Common Stock will, when issued to the Shareholders pursuant to this Agreement, be duly authorized and validly issued in accordance with applicable laws and will be fully paid and nonassessable and not subject to preemptive rights.

        SECTION 4.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement and the Related Agreements by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement and the Related Agreements will not, (i) conflict with or violate the certificate of incorporation, bylaws or other organizational document of Acquiror, (ii) conflict with or violate any Laws applicable to Acquiror or its Assets, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror is bound, or by which any of its Assets is subject, except, in the case of clauses
(ii) and (iii), for such conflicts, violations, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect on Acquiror.

               (b) The execution and delivery of this Agreement and the Related Agreements by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, regulatory body, administrative agency or commission, whether national or foreign, or Government Entity, except for applicable state and federal securities related filings.

        SECTION 4.4. ABSENCE OF LITIGATION.

               There are (a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror or any of its properties or Assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, or which, if determined adversely against Acquiror would have a Material Adverse Effect on Acquiror, and (b) no judgments, decrees, injunctions or orders of any Government Entity or arbitrator outstanding against Acquiror or any of its properties or Assets which would have a Material Adverse Effect on Acquiror.

        SECTION 4.5. SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Acquiror has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission ("SEC") since April 19, 1999, and has made available to the Company, in the form filed with the SEC since such date, together with any amendments thereto, all of Acquiror's (i) annual reports on Form 10-K; (ii) quarterly reports on Form 10-Q,
(iii) current reports on Form 8-K and (iv) other reports or registration statements filed by Acquiror (collectively, the "Acquiror SEC Reports"). As of their respective filing dates, the Acquiror SEC Reports (i) complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the Securities Act, as applicable, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The audited consolidated financial statements and unaudited interim financial statements of Acquiror included in the Acquiror SEC Reports complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X of the Exchange Act). The financial statements, including all related notes and schedules, contained in the Acquiror SEC Reports (or incorporated by reference therein) present fairly in all material respects the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Acquiror and its Subsidiaries for the periods indicated, in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

        SECTION 4.6. BROKERS.

               No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.


        SECTION 4.7. DISCLOSURE.

               No representations or warranties by Acquiror in this Agreement and no statement or information contained in the Schedules hereto or any certificate furnished or to be furnished by Acquiror to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. Except for the representations and warranties contained in this Agreement, the Related Agreements and any certificate executed and delivered by Acquiror pursuant to this Agreement, neither Acquiror nor any Person acting on behalf of Acquiror makes any representation or warranty, express or implied, written or oral.


                                    ARTICLE V

                                    COVENANTS


        SECTION 5.1. AFFIRMATIVE COVENANTS OF THE SHAREHOLDERS IN RELATION
                     TO THE COMPANY.

               The Shareholders hereby covenant and agree that, prior to the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, they shall cause the Company to (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable Laws; (b) preserve intact its business organization, maintain its rights and material contracts, use commercially reasonable efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) keep its Assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained.


        SECTION 5.2. NEGATIVE COVENANTS OF THE SHAREHOLDERS IN RELATION TO
                     THE COMPANY.

               Except as expressly contemplated by this Agreement or as set forth on Schedule 5.2 hereto, or otherwise consented to in writing by Acquiror, from the date hereof until the Closing Date, the Shareholders shall cause the Company not to do any of the following:

               (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law;

               (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its share capital;

               (c) (i) except for the Redemption, redeem, repurchase or otherwise reacquire any of its share capital or any securities or obligations convertible into or exchangeable for any of its share capital, or any options, warrants or conversion or other rights to acquire any of its share capital or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, its share capital;

               (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with or which violates the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

               (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of inventory or other tangible or intangible assets in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures;

               (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its Assets;

               (g) propose or adopt any amendments to its Organizational Documents;

               (h) (i) change any of its methods of accounting, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes, except, in the case of clause (i) or clause (ii), as may be required by Law or generally accepted accounting principles in force or operation within the United Kingdom, consistently applied;

               (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practices;

               (j) enter into or modify in any material respect any Contract, except as requested by a customer of the Company in the ordinary course of business consistent with past practice of the Company, and provided that Acquiror shall have approved such customer request (which approval shall not be unreasonably withheld);

               (k) take any action that would reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Exchange set forth in Article VII not being satisfied; or

               (l) agree in writing or otherwise to do any of the foregoing.

        SECTION 5.3. NEGATIVE COVENANTS OF THE SHAREHOLDERS.

               Each Shareholder covenants and agrees that prior to the Closing Date such Shareholder will not sell, transfer, pledge, assign or otherwise encumber or dispose of or enter into any contract, option or other agreement with respect to, the sale, transfer, pledge, assignment or other encumbrance or disposition of, any Company Ordinary Shares, Company Preference Shares (except for the Redemption pursuant to Section 1.7 of this Agreement) or any other voting or equity interests in the Company now owned or hereafter acquired beneficially or of record by such Shareholder.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        SECTION 6.1. CONSENTS AND APPROVALS; FILINGS AND NOTICES.

               (a) The Shareholders shall, and shall cause the Company to, use all commercially reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by the Company and the Shareholders in connection with the transactions contemplated hereunder, including all filings with, notices to and consents and approvals from any Government Entities and other Persons.

               (b) Acquiror shall use all commercially reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by Acquiror in connection with the transactions contemplated hereunder, including all filings with, notices to and consents and approvals from any Government Entities and other Persons.


        SECTION 6.2. ACCESS TO INFORMATION; FINANCIAL STATEMENTS.

               (a) At Acquiror's sole expense, the Shareholders shall cause the Company to afford Acquiror and Acquiror's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (i) all of the Company's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Acquiror may reasonably request. Subject to the terms of the non-disclosure agreement between Acquiror and the Company dated December 10, 1999, the Shareholders agree to provide, and to cause the Company to provide, to Acquiror and Acquiror's accountants, counsel and other representatives copies of internal financial statements promptly upon request, and to provide to Acquiror's independent accountants such customary management representation letters as they may reasonably request in connection with any audit of the Company's financial statements. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty of the Shareholders contained herein. In the event of the termination of this Agreement, Acquiror shall destroy or deliver to the Company all confidential documents, work papers and other materials, and all copies thereof, including any such copies in electronic form, obtained by Acquiror from the Company as a result of this Agreement or in connection herewith, whether obtained before or after the execution and delivery of this Agreement.

               (b) Acquiror and its auditors shall be entitled at Acquiror's expense to conduct an audit of the Company's financial information as Acquiror may reasonably determine is necessary to satisfy Acquiror's public company reporting requirements pursuant to the Securities Act and the Exchange Act. The Shareholders agree to cooperate (and to cause the Company to cooperate) with Acquiror and its auditors as reasonably requested by Acquiror in connection with the preparation and filing of such financial statements, including causing the Company to provide customary and required confirmations of the financial data as prescribed by generally accepted auditing standards.

        SECTION 6.3. CONFIDENTIALITY.

               All information delivered or made available to either party hereto or to the representatives of such party or otherwise disclosed in writing by a party hereto (or the representatives of such disclosing party) before or after the date hereof, in connection with the transactions contemplated by this Agreement, shall be kept confidential by the party to whom such information is disclosed and the representatives of the party to whom such information is disclosed and shall not be used other than in furtherance of the transactions contemplated by this Agreement, except to the extent that such information (a) was otherwise publicly available when received, (b) is or hereafter becomes lawfully obtainable from third parties not related to the disclosing party or its Affiliates, (c) is required to be disclosed to a Government Entity, (d) is required by Law or the rules of any stock exchange to be disclosed or (e) to the extent such duty as to confidentiality is waived in writing by the disclosing party.


        SECTION 6.4. FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS.

               Subject to the terms and conditions herein provided, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using its commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Government

Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein.

        SECTION 6.5. PUBLIC ANNOUNCEMENTS.

               The Shareholders on the one hand, and Acquiror on the other hand, agree that neither they nor the Company will issue any press release or otherwise make any public statements concerning this Agreement or the transactions contemplated hereby at any time prior to the Closing Date without the prior written consent of Acquiror or the Shareholders' Representative, as the case may be, except to the extent that any such disclosure is required by Acquiror under applicable Law or the rules of any stock exchange on which the Acquiror Common Stock is listed.

        SECTION 6.6. NO SOLICITATION.

               During the term of this Agreement, the Shareholders shall not, and the Shareholders shall cause the Company and the respective Affiliates of the Company and the Shareholders and any Person acting on behalf of such party or Affiliate not to (a) solicit or favorably respond to indications of interest from, or enter into discussions or negotiations with, any third party for any proposed merger, consolidation, sale or acquisition of the Company, the Assets or the Company Ordinary Shares or the Company Preference Shares or (b) furnish or cause to be furnished any nonpublic information concerning the business to any Person other than in the ordinary course of business or pursuant to applicable Laws and after prior written notice to Acquiror.

        SECTION 6.7. EMPLOYEES.

               The Management Shareholders shall, and shall cause the Company to, subject to the terms and conditions of this Agreement, use commercially reasonable efforts to encourage the current employees of the Company (subject to the continued satisfactory performance of each such employee determined in consultation with Acquiror) to continue their employment and relationship with the Company following the Closing Date.

        SECTION 6.8. MEETING OF THE COMPANY'S BOARD OF DIRECTORS.

               The Shareholders shall ensure that at the Closing, a meeting of the board of directors of the Company shall be held at which the directors (a) vote in favor of the registration of Acquiror or its nominee(s) as member(s) of the Company in respect of the Company Ordinary Shares (subject to the production of properly stamped transfers); (b) change the Company's registered office to a place nominated by Acquiror; (c) subject to the Act, change the Company's accounting reference date to a date nominated by Acquiror; (d) appoint Persons nominated by Acquiror as directors, secretary and auditors of the Company with effect from the end of the meeting; and (e) with effect from the end of the meeting, authorize the secretary to notify the specimen signatures of the new officers of the Company in connection with each existing mandate given by the Company for the operation of its bank accounts.

        SECTION 6.9. FURTHER UNDERTAKINGS BY THE SHAREHOLDERS.

               Each Shareholder (other than a Shareholder identified on Exhibit A with an "(x)" next to such Shareholder's name) covenants and agrees with Acquiror, in such Shareholder's own capacity and as agent and trustee for the Company, that such Shareholder will not:

               (a) incorporate any company with or carry on business under the name of the Company or under any other name under which the Company or any of its Affiliates may from time to time carry on business or under any other name which might be confused with any such names;

               (b) within a period of eighteen (18) months from the date of this Agreement and without the consent of Acquiror, be interested either directly or indirectly and with or without others and whether as a shareholder, partner, agent, advisor, consultant, employee, joint venturer or otherwise, howsoever in any business within the United Kingdom of a similar nature to the business of the Company as presently conducted in so far as it relates to advertising and communications business specializing in the use of the Internet for commercial purposes (herein, the "Business") and which is or may become a competitor of the Company; provided, that nothing herein shall prevent any shareholder from being interested in not more than five percent (5%) of the issued share capital of a Company whose shares are listed on the London Stock Exchange or dealt in on the Alternative Investment Market or any other recognized investment exchange);

               (c) either alone or jointly with, through or as manager, adviser, consultant or agent for a Person, directly or indirectly, use or authorize, encourage or assist any Person to use in connection with a business which competes, directly or indirectly, with the Business, any of the Company Intellectual Property; and

               (d) and will use such Shareholder's best efforts to cause such Shareholder's directors, alternate directors, nominees on the Board of the Company, officers and employees not to:

                   (i) if the Company shall have obtained trade secrets or other confidential information of any third party under an agreement including restrictions on disclosure known to such Shareholder without the consent of such third party at any time infringe such restrictions;

                   (ii) during the period of eighteen (18) months from the date of this Agreement within the United Kingdom solicit in competition with the Company in relation to the Business the custom of any Person who on or at any time during the twelve (12) months immediately preceding the date of this Agreement was a client or customer of the Company, or act for any such client or customer whether as principal or as servant or agent of some other Person; and

                   (iii) during a period of eighteen (18) months from the date of this Agreement employ or seek to employ either directly or indirectly on its or his own behalf or on behalf of any other Person any Person employed or retained as a freelancer by the Company on or during the last twelve (12) months immediately preceding the date of this Agreement.

        SECTION 6.10. RULE 144.

               Acquiror covenants that at all times while Acquiror has securities registered pursuant to the Securities Act and is subject to the reporting requirements of the Securities Act, Acquiror shall use commercially reasonable efforts to (a) file any reports required to be filed by Acquiror under the Exchange Act and (b) take such further action required from time to time to satisfy the conditions set forth in Rule 144(c)(1) of the Securities Act to enable the Shareholders to sell Exchange Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the SEC. Acquiror shall, upon the reasonable request of the Shareholders' Representative, deliver to the Shareholders' Representative a written statement as to whether it has complied with such requirements.

        SECTION 6.11. UPDATES TO DISCLOSURE SCHEDULE.

               Between the date of this Agreement and the Closing Date, the Shareholders shall promptly notify Acquiror in writing if any Shareholder becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Shareholders as of the date of this Agreement, or if any Shareholder becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly provided for in this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Shareholders shall promptly deliver to Acquiror a supplement to the Disclosure Schedule specifying such change. Except as set forth in Section 9.2(a), no notice or supplement provided to Acquiror pursuant to this Section 6.11 shall relieve or limit the liability or responsibility of the Shareholders for any breaches of representations, warranties, covenants or agreements set forth in this Agreement.


        SECTION 6.12. ACQUIROR NOTICE OF BREACHES BY SHAREHOLDERS.

               If between the date of this Agreement and Closing, Acquiror shall have actual knowledge of a material breach by any Shareholder of a representation or warranty of such Shareholder set forth in Article II or
Article III of this Agreement (other than a breach which is disclosed by the Shareholders pursuant to Section 6.11 above) and, as a result of such material breach, the conditions precedent to the obligations of Acquiror to close specified in Section 7.1(a) will not be satisfied without cure of such breach by the Shareholders prior to Closing, then Acquiror shall promptly notify the Shareholders' Representative in writing of such breach, which notice shall specify in reasonable detail a description of such breach; provided, that neither (a) Acquiror's knowledge of any such breach (whether actual or capable of being acquired) nor (b) the failure by Acquiror to give any notice of such breach to the Shareholders' Representative pursuant to this Section 6.12, shall in any way affect the rights and remedies of Acquiror under this Agreement or otherwise with respect to any such breach.


        SECTION 6.13. REAL PROPERTY LEASE.

               The Shareholders on behalf of the Company are currently negotiating to let premises known as the 8th floor, 99 City Road London EC1 ("City Road"). The Shareholders agree that neither they nor the Company shall enter into an agreement for lease or any other binding agreement or obligation with respect to City Road or any other premises without the prior written consent of Acquiror, which consent may be arbitrarily and unreasonably withheld in Acquiror's sole discretion; provided, however, that if, at the time that any such consent is sought from Acquiror, all of the conditions precedent to Closing set forth in Article VII shall have been satisfied but Acquiror shall have refused to consummate the Closing as required pursuant to this Agreement, then no such consent shall be required to be obtained from Acquiror. Prior to the Closing Date, the Shareholders shall keep Acquiror regularly informed of the state of negotiations with respect to City Road.

                                   ARTICLE VII

                               CLOSING CONDITIONS


        SECTION 7.1. CONDITIONS TO OBLIGATIONS OF ACQUIROR.

               The obligations of Acquiror to effect the Exchange and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

               (a) Representations and Warranties. The representations and warranties of the Shareholders made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, without giving effect to any supplement to the Disclosure Schedule (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the date of this Agreement or the Closing Date (which need only be true and correct in all material respects as of such other date or time, without giving effect to any supplement to the Disclosure Schedule).

               (b) Agreements and Covenants. The agreements and covenants of the Shareholders required to be performed on or before the Closing Date shall have been performed in all material respects.

               (c) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect as to the Company shall have occurred and be continuing.

               (d) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which does or is reasonably expected to restrain, prohibit or invalidate the Exchange or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by a party hereto.

               (e) Required Consents. The Shareholders shall have delivered to Acquiror at or before Closing all consents or notices necessary to be obtained or made by the Company and the Shareholders in connection with the transactions contemplated by this Agreement.

               (f) Indemnity Escrow Agreement. Acquiror, the Escrow Agent and the Shareholders' Representative shall have entered into the Indemnity Escrow Agreement at or before Closing pursuant to which the Indemnity Escrow Stock shall have been retained in escrow.

               (g) Deferred Payment Escrow Agreement. Acquiror, the Escrow Agent and the Management Shareholders shall have entered into the Deferred Payment Escrow Agreement at or before Closing pursuant to which the Deferred Payment Stock shall have been retained in escrow.

               (h) Tax Deed. The Shareholders shall have executed and delivered a Tax Deed in substantially the same form as Exhibit D hereto (the "Tax Deed").

               (i) Consent of Auditors. Acquiror shall have received a written consent of Grant Thornton, the Company's auditors, in a form reasonably acceptable to Acquiror and its auditors, that Acquiror is authorized to include in its SEC filings the Audited Financial Statements audited by Grant Thornton.

               (j) Stock Certificates. The Shareholders shall have delivered to Acquiror the Certificates, together with executed stock transfer forms attached.

               (k) Financial Advisor Release and Investment Representation Letter. Acquiror shall have received (i) evidence reasonably satisfactory to Acquiror that all amounts owed to the Financial Advisor by the Shareholders have been paid in full; and (ii) an investment representation letter, in a form reasonably satisfactory to Acquiror, duly executed by the Financial Advisor, pursuant to which the Financial Advisor shall acknowledge and agree to the applicable provisions of Section 1.5 and Section 1.6 of this Agreement, and shall make to Acquiror the representations and warranties set forth in Section
3.5 and Section 3.6 hereof.

               (l) Redemption of Company Preference Shares. All of the Company Preference Shares shall have been redeemed and no Company Preference Shares shall be outstanding.

               (m) Other Closing Documents. The Shareholders shall have executed and/or delivered to Acquiror such additional documents, certificates, opinions and agreements as Acquiror may reasonably request, including, without limitation, the following:

                   (i) an irrevocable power of attorney duly executed by each Shareholder in favor of Acquiror (or its nominee(s)) in respect of the Company Ordinary Shares in the agreed form;

                   (ii) the common seal (if any) of the Company; each register, minute book and other book required to be kept by the Company under the Act made up to the Closing Date; and each certificate of incorporation and certificate of incorporation on change of name for the Company;

                   (iii) a copy of a letter to the Company from its auditors resigning their office with effect from Closing and containing the statement referred to in section 394 of the Act, the original of the letter having been deposited at the registered office of the relevant company;

                   (iv) resignations in the agreed form from each director and secretary of the Company expressed to take effect from the end of the meeting held pursuant to Section 6.8 hereof;

                   (v) a copy of each bank mandate of the Company and copies of statements of each bank account of the Company made up to a date not earlier than two (2) business days before the Closing Date;

                   (vi) the title deeds to the Real Property; and

                   (vii) all documentation relating to the Company Intellectual Property including, without limitation, the original registration and renewal certificate for such of the Company Intellectual Property as is registered or pending as at Closing.

               (n) Certificate of Shareholders. Acquiror shall have received a certificate executed by each Shareholder representing and warranting to Acquiror that (i) the representations and warranties of the Shareholders made in this Agreement are true and correct in all material respects on and as of the Closing Date with same effect as though such representations and warranties had been made on and as of the Closing Date, giving effect to any supplements to the Disclosure Schedule that were delivered to Acquiror prior to the Closing Date in accordance with Section 6.11 hereof (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the date of this Agreement or the Closing Date (which were true and correct in all material respects as of such other date or time), giving effect to any supplements to the Disclosure Schedule that were delivered to Acquiror prior to the Closing date in accordance with
Section 6.11 hereof; and (ii) the agreements and covenants of the Shareholders required to be performed on or before the Closing Date have been performed in all material respects.

               (o) Auditor's Opinion. The opinion of the auditors of the Company described in Section 2.30 hereof shall not have been modified and shall remain in full force and effect.

        SECTION 7.2. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS.

               The obligations of the Shareholders to effect the Exchange and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

               (a) Representations and Warranties. The representations and warranties of Acquiror made in this Agreement shall be true and correct in all material respects, on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the date of this Agreement or the Closing Date (which need only be true and correct in all material respects as of such other date or time). The Shareholders' Representative shall have received a certificate of an officer of Acquiror to that effect.

               (b) Agreements and Covenants. The agreements and covenants of Acquiror required to be performed on or before the Closing Date shall have been performed in all material respects. The Shareholders' Representative shall have received a certificate of an officer of Acquiror to that effect.

               (c) Legal Proceedings. No action or proceeding before any Government Entity shall have been instituted or threatened (and not subsequently settled, dismissed, or otherwise terminated) which does or is reasonably expected to restrain, prohibit or invalidate the Exchange or other transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by a party hereto.

               (d) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect as to the Acquiror shall have occurred and be continuing.

               (e) Registration Rights Agreement. Acquiror shall have executed and delivered the Registration Rights Agreement in substantially the same form as Exhibit E hereto (the "Registration Rights Agreement").

               (f) Tax Clearance. The Shareholders shall have received written notification clearance from the UK Inland Revenue of the application filed on their behalf on March 24, 2000, under Section 138 Taxation of Chargeable Gains Act 1992 for the rollover of gains into the Exchange Stock, and confirmation from the

UK Inland Revenue that no notice is required to be delivered under Section 707 of the Income and Corporation Taxes Act 1988.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.1.  TERMINATION.

               This Agreement and the obligations of the parties to consummate the Exchange may be terminated at any time prior to the Closing Date:

               (a) by mutual written consent of Acquiror and the Shareholders' Representative;

               (b) by Acquiror if any Shareholder shall have breached any representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue (without giving effect to any supplement to the Disclosure Schedule), in any such case such that the conditions precedent to the obligations of Acquiror to close specified in Section 7.1 will not be satisfied and such breach has not been promptly cured within fifteen (15) days following receipt by the Shareholders' Representative of written notice of such breach;

               (c) by the Shareholders' Representative if Acquiror shall have breached any representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligation of the Shareholders to close specified in Section 7.2, will not be satisfied and such breach has not been promptly cured within fifteen (15) days following receipt by Acquiror of written notice of such breach;

               (d) by either Acquiror or the Shareholders' Representative if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Exchange shall have become final and non-appealable;

               (e) by either Acquiror or the Shareholders' Representative if the Closing Date has not occurred on or prior to such date which is forty-five (45) days after the date of this Agreement (unless such date shall be extended by the mutual written consent of the Shareholders' Representative and Acquiror); provided, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose breach of representations, warranties, covenants or agreements contained in this Agreement has been the sole cause of, or resulted in, the failure of the Closing Date to occur by such date or the inability of such condition to be satisfied; or

               (f) by Acquiror (i) if, in Acquiror's reasonable discretion, a supplement or amendment of any section of the Disclosure Schedule provided to Acquiror pursuant to Section 6.11 hereof materially and adversely affects the benefits to be obtained by Acquiror pursuant to this Agreement, or (ii) in the event that the information contained in such supplement or amendment is such that the conditions precedent to the obligations of Acquiror to close specified in Section 7.1 will not be satisfied and such breach has not been promptly cured within fifteen (15) days after such supplement or amendment has been provided to Acquiror.

        SECTION 8.2.  EFFECT OF TERMINATION.

               If this Agreement is terminated pursuant to Section 8.1, this Agreement and all Related Agreements shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the provisions of Section 6.2(a), Section 6.3 and Section 10.10 shall not be extinguished but shall survive such termination, and nothing herein shall relieve any party from liability for any breach hereof and each party shall be entitled to any remedies at law or in equity for such breach.

        SECTION 8.3.  WAIVER.

               At any time prior to Closing, one party may (a) extend the time for the performance of any of the obligations or other acts of the other party,
(b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of the other party and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

           SURVIVAL OF REPRESENTATIONS; ESCROW ARRANGEMENTS; REMEDIES


        SECTION 9.1.  SURVIVAL OF REPRESENTATIONS.

               All representations, warranties, covenants, indemnities and other agreements made by any party to this Agreement and in any other agreement required to be exercised by the parties pursuant to this Agreement, shall be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall remain in full force and effect as follows: (a) unless otherwise specified herein below, representations and warranties shall survive for a period of twelve (12) months after the Closing Date; (b) the representations and warranties of the Shareholders set forth in Section 2.4 and
Section 3.4 shall survive in perpetuity; (c) the representations and warranties of the Shareholders set forth in Sections 2.15, 2.18 and 2.20 shall survive until one (1) month after the expiration of the applicable statute of limitations, which for this purpose includes the time within which a Tax Authority may make an Assessment (as defined in the Tax Deed); (d) the covenants and agreements contained in this Agreement, including, without limitation, the covenants and agreements in this Article IX, shall continue in full force and effect until fully discharged; (e) any claim arising out of the Related Agreements shall be governed by the terms and conditions of such agreements; and
(f) any representation, warranty, covenant, indemnity or agreement that is the subject of a claim which is asserted in writing prior to the expiration of the applicable survival period set forth above (a "Survival Period") shall survive with respect to such claim until the final resolution thereof as long as the party asserting such claim shall have instituted proceedings with respect to such claim with a Government Entity within six (6) months after the expiration of the applicable Survival Period.

        SECTION 9.2.         GENERAL INDEMNIFICATION BY THE SHAREHOLDERS.

               The Shareholders hereby agree to indemnify and hold Acquiror, the Company and their respective officers, directors, agents and representatives (collectively, the "Acquiror Indemnified Persons") harmless against all Losses resulting from, imposed upon or incurred by any Acquiror Indemnified Person, directly or indirectly, as a result of (a) any inaccuracy or breach of a representation or warranty of any Shareholder, other than any such inaccuracy or breach which is disclosed in a written supplement to the Disclosure Schedule provided to Acquiror pursuant to Section 6.11 hereof and which is expressly identified in the certificate delivered to Acquiror pursuant to Section 7.1(n) hereof as having caused the condition specified in Section 7.1(a) not to be satisfied; (b) any failure by any Shareholder to perform or comply with any covenant or agreement contained in this Agreement, any Related Agreement or any document, certificate or agreement furnished pursuant to this Agreement; (c) the obligations of the Shareholders with respect to Expenses set forth in Section
10.10 hereof, including, without limitation, the fees and expenses of the Financial Advisor; and (d) the matters described on Schedule 2.16 hereto. Notwithstanding the foregoing, the Shareholders shall not have any liability for claims for Losses asserted under Section 9.2(a) or (b) until such time as the aggregate amount of such claims exceeds One Hundred Thousand Dollars ($100,000) (the "Basket Amount"), at which point the Shareholders shall be liable for all such claims for Losses, and not just amounts in excess of the Basket Amount; provided, however, that the aggregate liability of the Shareholders for Losses under Sections 9.2(a) and (b) shall not exceed the sum of (i) Sixteen Million Dollars ($16,000,000), plus (ii) the value of the aggregate number of shares of Acquiror Common Stock issuable to the Shareholders pursuant to Article I of this Agreement (the "Indemnity Cap"); provided, further that nothing herein shall limit (A) the remedies that the Acquiror Indemnified Persons may have for Losses based on fraud; (B) the equitable remedies of specific performance and injunctive relief that may be available to the Acquiror Indemnified Persons; or (C) any remedies for Losses that the Acquiror Indemnified Persons may have in the event of a termination of this Agreement. For purposes of determining whether the aggregate liability of the Shareholders for Losses under Sections 9.2(a) and (b) has exceeded the Indemnity Cap at the time that the Shareholders are required to satisfy a claim for such Losses by any Acquiror Indemnified Person, the value of the shares of Acquiror Common Stock issuable to the Shareholders pursuant to Article I of this Agreement shall be equal to one million two hundred ninety-one thousand forty-nine (1,291,049) (as adjusted to reflect any stock split, reclassification, recapitalization or similar event with respect to the Acquiror Common Stock), multiplied by the Acquiror Share Price. As used herein, the "Acquiror Share Price" means the lesser of (x) the closing price per share of Acquiror Common Stock on the Closing Date (as adjusted to reflect any stock split, reclassification, recapitalization or similar event with respect to the Acquiror Common Stock), or
(y) the average closing price per share of Acquiror Common Stock for the ten
(10) consecutive trading days immediately preceding the date on which such claim is satisfied by the Shareholders (or, for purposes of the next sentence, the ten
(10) consecutive trading days immediately preceding the date on which shares of Deferred Payment Stock are returned to Acquiror. If any shares of Deferred Payment Stock shall be forfeited and returned to Acquiror for cancellation pursuant to Section 1.3 of this Agreement, then the Indemnity Cap shall be reduced by the number of such shares multiplied by the Acquiror Share Price.


        SECTION 9.3. SPECIAL INDEMNIFICATION FOR PENSION AND OTHER MATTERS.

               (a) The Shareholders hereby agree to indemnify and hold the Acquiror Indemnified Persons harmless against all Losses resulting from, imposed upon or incurred by any Acquiror Indemnified Person, directly as a result of the failure by the Company at any time prior to the Closing Date to deduct contributions to the Scottish Equitable Group Pension Scheme at the correct rate from the remuneration of any eligible current or former member of the Scottish Equitable Group Pension Scheme. For the avoidance of doubt, such Losses shall include, without limitation, the costs of employing advisors to determine how the individuals affected are to be compensated for the incorrect deductions from their remuneration in respect of contributions to the Scottish Equitable Group Pension Scheme, the reasonable costs of compensating each individual affected for his or her loss (including an allowance representing the investment return which would have accumulated on any over-deducted amounts (or, where insufficient monies have been deducted from the individual's remuneration and this shortfall has not been paid to the Scottish Equitable Group Pension Scheme, any under-deducted amounts) had they been paid to the Scottish Equitable Group Pension Scheme at the time they were deducted from remuneration (or, in the case of the under-deductions, at the time they should have been deducted from remuneration) and the amount required to compensate the individual should such individual's tax position have been or be adversely affected by the incorrect deductions or the proposed compensation) and the reasonable costs of communicating and liaising with the individuals affected about this matter. Notwithstanding the foregoing, the Shareholders shall only have liability for claims for Losses asserted under this Section 9.3 if and to the extent that the aggregate amount of such Losses exceeds Pound Sterling25,000. For the avoidance of doubt, no claims for Losses asserted under this Section 9.3(a) shall be applied towards or be subject to the Basket Amount.

               (b) The Management Shareholders hereby jointly and severally agree to indemnify and hold the Acquiror Indemnified Persons harmless against all Losses resulting from, imposed upon or incurred by any Acquiror Indemnified Person as a result of (i) any amounts paid or payable to E. Saunders before, on or after Closing in respect of the termination of such Person's consulting service arrangements with the Company under the letter agreement dated March 16, 2000, or otherwise, and (ii) any amounts paid or payable by the Company to E. Saunders after the date of this Agreement under any ongoing consulting arrangements with the Company, whether under the new March 16, 2000, letter agreement or otherwise; provided, that after the date of this Agreement, the Company shall be permitted to make one payment of Pound Sterling2,500 to E. Saunders for prior consulting services rendered to the Company without the Management Shareholders incurring liability for Losses under this clause (ii). For the avoidance of doubt, no claims for Losses asserted under this Section 9.3(b) shall be applied towards or be subject to the Basket Amount.

        SECTION 9.4. THIRD PARTY CLAIMS.

               The obligations and liabilities of the Shareholders pursuant to
Section 9.2 and Section 9.3 resulting from any Third Party Claim shall be subject to the following terms and conditions:

               (a) The Acquiror Indemnified Person seeking indemnification (the "Indemnified Party") must give the Shareholders notice of any Third Party Claim which is asserted against, resulting to, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Shareholders

(collectively, the "Indemnifying Party") pursuant to this Article IX, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent (i) that the Indemnifying Party shall have suffered actual material damage by reason of such failure, or (ii) such failure or delay materially adversely affects the ability of the Indemnifying Party to defend, settle or compromise such Third Party Claim.

               (b) Subject to Section 9.4(c) below, if the Indemnifying Party assumes responsibility for Losses arising out of such Third Party Claim, then the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

               (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, or (iv) there is a reasonable probability that the amount of Losses asserted under such Third Party Claim may exceed the Indemnifying Party's obligations under this Article IX, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 9.4(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

               (d) Anything in this Section 9.4 to the contrary notwithstanding,
(i) neither Party shall, without the other party's written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance reasonably satisfactory to the Indemnified Party; (ii) in the event that a party hereto undertakes defense of such Third Party Claim in accordance with this Section 9.4, the other parties, by counsel or other representative of their own choosing and at their sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and (iii) the party that undertakes the defense of such Third Party Claim in accordance with this Section 9.4, shall have an obligation to keep the other parties informed of the status of the defense of such Third Party Claim and furnish the other parties with all documents, instruments and information that the other parties shall reasonably request in connection therewith.

               (e) Any claim for indemnification under this Article IX must be made (i) on or prior to the Claims Deadline (as defined in the Indemnity Escrow Agreement) for any claims against the Indemnity Escrow Stock, and (ii) on or prior to the expiration of the applicable survival period set forth in Section
9.1 otherwise.

        SECTION 9.5. NO RECOURSE AGAINST THE COMPANY.

               Each Shareholder hereby irrevocably waives any and all right to recourse against the Company or any director, officer or employee of the Company with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions or covenants, given or made by any Shareholder in this Agreement or any of the other agreements and documents executed or to be executed by the parties in order to consummate the transactions contemplated by this Agreement. No Shareholder shall be entitled to contribution from, subrogation to or recovery against the Company or any director, officer or employee of the Company with respect to any liability of any Shareholder that may arise under or pursuant to this Agreement or any of the other agreements and documents executed or to be executed by the parties in order to consummate the transactions contemplated by this Agreement or such other agreements and documents contemplated hereby.

        SECTION 9.6. SPECIFIC PERFORMANCE.

               In addition to any other remedies which Acquiror may have at law or in equity, the Shareholders hereby acknowledge that the Company and its capital stock are unique, and that the harm to Acquiror resulting from breaches by the Shareholders of their respective obligations cannot be adequately compensated by damages. Accordingly, the Shareholders agree that Acquiror shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by the Shareholders, and that Acquiror shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

        SECTION 9.7. REMEDIES CUMULATIVE.

               Subject to the limitations and qualifications set forth in this
Article IX, the remedies provided herein shall be cumulative and shall not preclude the assertion by the parties hereto of any other rights or the seeking of any other remedies against the other parties, or their respective successors or assigns; provided that no party shall be entitled under such a combination of remedies to recover monetary Losses (along or in combination with any other party entitled to recover with respect to such monetary Losses) more than one hundred percent (100%) of the Losses for which such remedies are sought. Without limiting the rights and remedies of the Acquiror Indemnified Persons, in connection with any claim for indemnification of monetary Losses under this
Article IX by any Acquiror Indemnified Person, recovery for such Losses shall first be satisfied out of the Indemnity Escrow Stock.

        SECTION 9.8. JOINT AND/OR SEVERAL LIABILITY OF THE SHAREHOLDERS.

               Notwithstanding anything herein to the contrary, the liability of each Management Shareholder for the representations, warranties, covenants, agreements and indemnities of the Shareholders under this Agreement shall be joint and several to the extent of the aggregate Percentage Interests (as defined below) of all such Management Shareholders with respect to such liability. The liability of the non-Management Shareholders for the representations, warranties, covenants, agreements and indemnities of the Shareholders under this Agreement shall be several to the extent of the Percentage Interest of each such Shareholder with respect to such liability. The "Percentage Interest" of each Shareholder shall mean a percentage determined by dividing (a) the number of Company Ordinary Shares held by such Shareholder immediately prior to the Closing Date, by (b) the total number of Company Ordinary Shares issued immediately prior to the Closing Date. Notwithstanding the foregoing, the liability of each Shareholder for the representations and warranties of such Shareholder in Article III of this Agreement shall be several with respect to such Shareholder (without regard to the Percentage Interest of such Shareholder). Acquiror acknowledges that the non-Management Shareholders have not been actively involved in the day-to-day management of the Company; provided, that such acknowledgement shall in no way relieve or limit the liability or responsibility of the non-Management Shareholders under this Agreement or the rights and remedies of Acquiror in connection with any breaches of representations, warranties, covenants or agreements of the Shareholders set forth in this Agreement.

        SECTION 9.9.  CURRENCY EXCHANGE RATE.

               If the Losses for which any Acquiror Indemnified Person shall submit an indemnification claim under this Article IX shall be measured in terms of

English pounds, then, for purposes of this Article IX, such amount of Losses shall be converted into an amount of U.S. Dollars pursuant to the currency exchange rate in effect at the time such claim is satisfied by the Shareholders.

                                    ARTICLE X

                               GENERAL PROVISIONS

        SECTION 10.1. NOTICES.

               All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy, addressed as follows:

               (a)    If to Acquiror:

                      Proxicom, Inc.
                      11600 Sunrise Valley Drive
                      Reston, Virginia  20191
                      Telecopy:  (703) 716-2550
                      Attention:  David Fontaine
                                  General Counsel

                      With a copy (which shall not constitute notice) to:

                      Hogan & Hartson L.L.P.
                      8300 Greensboro Drive
                      Suite 1100
                      McLean, Virginia  22102
                      Telecopy:  (703) 610-6200
                      Attention:  Thomas E. Repke

                      and to:

                      Clifford Chance L.L.P.
                      200 Aldersgate Street
                      London ECIA 4JJ
                      ENGLAND
                      Telecopy:  44-207-600-5555
                      Attention:  Richard Sutton-Mattocks

               (b)    If to the Shareholders:

                      Mr. Martin Chilcott
                      c/o Leadenhall Secretaries Limited
                      Ibex House
                      42-47 Minories
                      London  EC3N 1HA
                      ENGLAND
                      Telecopy:  011-44-207-480-6097
                      Attention:  Alex Woodfield

                      with a copy (which shall not constitute notice) to:

                      Thomas Cooper & Stibbard
                      Ibex House
                      42-47 Minories
                      London  EC3N 1HA
                      ENGLAND
                      Telecopy:  011-44-207-480-6097
                      Attention:  Alex Woodfield

                      and to:

                      Schnader Harrison Segal & Lewis
                      300 Madison Avenue
                      14th Floor
                      New York, New York  10017-5092
                      Telecopy:  (212) 972-8798
                      Attention:  J. Manghisi/J. Bradley

               Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        SECTION 10.2. CERTAIN DEFINITIONS.

               For purposes of this Agreement, the term:

               "Act" means the UK Companies Act 1985.

               "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

               "Assets" means the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of an entity.

               "business day" means any day other than a day on which banks in either the Commonwealth of Virginia or the City of London are authorized or obligated to be closed.

               "Code" means the United States Internal Revenue Code of 1986, as amended.

               "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of equity or as trustee or executor, by contract or credit arrangement or otherwise.

               "Encumbrances" means mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, restrictions, charges, contract rights or claims of any kind.

               "Financial Advisor" means Scotland & Associates.

               "Government Entity" means any national, federal, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any body exercising, or entitled to exercise, any administrative, executive, judicial, police, regulatory or taxing authority or power of any nature.

               "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Intellectual Property" means all (i) patents and patent applications, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof,
(iii) copyrights and
registrations and applications for registration thereof, (iv) computer software, data, and documentation, (v) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (vi) Internet domain names and applications for domain names, (vii) other proprietary rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

               "Laws" means all foreign, federal, state, domestic and local laws, statutes, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Persons or entities.

               "Losses" means all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) suffered, sustained or incurred.

               "Material Adverse Effect" means, with respect to a specified Person any change, event or effect that individually or in the aggregate (taking into account all other such changes, events or effects) has had, or would be reasonably likely to have, a material adverse effect on the business, operations, earnings or condition (financial or otherwise) of such Person and its Subsidiaries, if any, taken as a whole, except to the extent in the case of Acquiror that any such change, event or effect is caused by a decline in the price of a share of Acquiror Common Stock or a change in the trading volume of Acquiror Common Stock.

               "Organizational Documents" means any memorandum or articles of association, certificate or articles of incorporation, bylaw, board of directors' or shareholders' resolution, or other corporate document or action comparable to any of the foregoing currently in effect.

               "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended).

               "Real Property Permit" means a permit, license, consent or other authorization or a filing of a notification, report or assessment in relation to the

Real Property, in each such case necessary for the effective operation of the Company's business from, and occupation of, the Real Property.

               "Related Agreements" means the Indemnity Escrow Agreement, the Deferred Payment Escrow Agreement, the Employment Agreements, the Registration Rights Agreement, the Tax Deed and all other agreements entered into pursuant to this Agreement.

               "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

               "Tax" and "Taxation" (including the term "Taxes") mean any form of taxation, levy, duty, charge, contribution, withholding or impost of whatever nature (including any related fine, penalty, surcharge or interest) imposed, collected or assessed by, or payable to, a Tax Authority.

               "Tax Authority" and "Taxation Authority" mean any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world including, without limitation, the Inland Revenue and H.M. Customs & Excise.

               "Third Party Claim" means any claim or other assertion of liability by any third party.

        SECTION 10.3. HEADINGS.

               The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.4. SEVERABILITY.

               If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 10.5. ENTIRE AGREEMENT; AMENDMENT.

               This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto), together with the Related Agreements, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder. This Agreement may not be amended except by an instrument in writing signed by Acquiror and the Shareholders' Representative.

        SECTION 10.6. ASSIGNMENT.

               Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Acquiror shall have the right to assign this Agreement without the prior written consent of the Shareholders' Representative to a direct or indirect subsidiary of Acquiror, but no such assignment shall relieve Acquiror of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        SECTION 10.7. THIRD PARTY BENEFICIARIES.

               This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        SECTION 10.8. GOVERNING LAW.

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the principles of conflicts of law of such State.

        SECTION 10.9. COUNTERPARTS.

               This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 10.10.FEES AND EXPENSES.

               Except as otherwise provided for in this Agreement, whether or not the Exchange is consummated, all fees and expenses incurred in connection with the Exchange including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby ("Expenses"), shall be the obligation of (a) Acquiror with respect to all Expenses incurred by Acquiror; and (b) the Shareholders with respect to all Expenses incurred by the Shareholders; provided, however, that, unless this Agreement is terminated by Acquiror pursuant to Section 8.1(b) or Section 8.1(f), Acquiror shall pay the following Expenses incurred by the Shareholders to the extent that such Expenses are reasonable and documented in reasonable detail: (i) the fees and expenses of Thomas Cooper & Stibbard and Schnader Harrison Segal & Lewis LLP, as counsel to the Shareholders in connection with the Exchange, (ii) Grant Thornton, as taxation and accounting advisors to the Shareholders in connection with the Exchange, and (iii) if the Closing shall occur, the cash portion of the fee payable to the Financial Advisor pursuant to the Shareholders' agreement with the Financial Advisor. Expenses payable by Acquiror pursuant to clauses (i) and
(ii) above shall be paid by Acquiror after Closing or termination of this Agreement, as the case may be, within fifteen (15) days after Acquiror's receipt of an invoice describing such Expenses in reasonable detail. The amount of cash payable to the Financial Advisor pursuant to clause (iii) above shall be paid at Closing in accordance with wire transfer instructions provided to Acquiror prior to Closing. For the avoidance of doubt, the portion of the fee of the Financial Advisor payable in Acquiror Common Stock pursuant to the Shareholders' agreement with the Financial Advisor shall be satisfied by the transfer by the Shareholders to the Financial Advisor of the number of shares of Acquiror Common Stock set forth under the column titled "Stock Transferable to Financial Advisor", all as provided for in Section 1.4 of this Agreement.

        SECTION 10.11.SUBMISSION TO JURISDICTION.

               Each of the Shareholders and Acquiror irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the Southern District of New York and the Borough of Manhattan for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Shareholders and Acquiror further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such courts with respect to any matters to which it has submitted to jurisdiction in this Section 10.11. Each of the Shareholders and Acquiror irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal and state courts located in the Southern District of New York and the Borough of Manhattan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

               IN WITNESS WHEREOF, the parties hereto have caused this SHARE EXCHANGE AGREEMENT to be executed and delivered as of the date first written above.

                                            PROXICOM, INC.

                                            By: /S/ CHRISTOPHER CAPUANO
                                               ----------------------------
                                            Name:   Christopher Capuano
                                                 --------------------------
                                            Title:  Senior Vice President of
                                                  -------------------------
                                                    Corporate Development

                                            SHAREHOLDERS

                                             /s/  MARTIN CHILCOTT
                                            -------------------------------
                                            Martin Chilcott

                                             /s/  MARTIN CHILCOTT
                                            -------------------------------
                                            Sophie MacCallum

                                             /s/  JAMES TARIN
                                            -------------------------------
                                            James Tarin

                                             /s/  JAMES TARIN
                                            -------------------------------
                                            Pamela J. Tarin

                                             /s/  JAMES TARIN
                                            -------------------------------
                                            Clare L. Rock

                                             /s/  ANDREW SKATES
                                            -------------------------------
                                            Andrew Skates

                                              /s/  ANDREW SKATES
                                            ------------------------------------
                                            Patricia A. Skates

                                              /s/  ANDREW SKATES
                                            ------------------------------------
                                            Gordon B. Skates

                                              /s/  ANDREW SKATES
                                            ------------------------------------
                                            Andrew Skates, as trustee for
                                            H.M. Skates


                                            Skates Discretionary Settlement
                                            No. 1


                                            By:   /s/ ANDREW WOODFIELD
                                               ---------------------------------
                                            Name:  Andrew Woodfield
                                                 -------------------------------
                                            Title: Trustee and Attorney-in-fact
                                                  ------------------------------

                                            Skates Discretionary Settlement
                                            No. 2


                                            By:   /s/ ANDREW WOODFIELD
                                               ---------------------------------
                                            Name:  Andrew Woodfield
                                                 -------------------------------
                                            Title: Trustee and Attorney-in-fact
                                                  ------------------------------

                                            Pinecray Limited


                                            By:  /s/ C. COLOMBOTTI
                                               ---------------------------------
                                            Name:  C. Colombotti
                                                 -------------------------------
                                            Title: Director
                                                  ------------------------------

                                            Amun Management S.A.

                                            By: /s/ C. COLOMBOTTI
                                               ----------------------------
                                            Name: C. Colombotti
                                                 --------------------------
                                            Title:
                                                  -------------------------

                                              /s/ JAMES TARIN
                                            -------------------------------
                                            Dawn Darling

                                              /s/ JAMES TARIN
                                            -------------------------------
                                            David Tarin

                                              /s/ MARTIN CHILCOTT
                                            -------------------------------
                                            John Richard Hesketh Richards

                                              /s/ C. COLOMBOTTI
                                            -------------------------------
                                            Gary A.C. Luddington

                                              /s/ MARTIN CHILCOTT
                                            -------------------------------
                                            Keith Eden

                                              /s/ C. COLOMBOTTI
                                            -------------------------------
                                            Christopher Kohut

                                              /s/ C. COLOMBOTTI
                                            -------------------------------
                                            Janice Kohut

The following exhibits and schedules to this Exhibit 2.1 have been omitted pursuant to applicable SEC rules. Proxicom agrees to supplementally provide copies of such exhibits and schedules to the Commission upon request.


Exhibit A - List of Shareholders
Exhibit B - Form of Indemnity Escrow Agreement
Exhibit C - Form of Deferred Payment Escrow Agreement
Exhibit D - Form of Tax Deed
Exhibit E - Form of Registration Rights Agreement
Schedule 2.18 - Tax
Schedule 2.20 - Pensions and Other Benefits